                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
     (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                  ALLETE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1) Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------

     (5) Total fee paid:

     ---------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box  if any part of  the fee  is offset  as provided  by Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     ---------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                     [PHOTO OF WIND TURBINS][PHOTO OF TREES]


                                 2007
                      Notice and Proxy Statement


                                           Annual Meeting of Shareholders

                                                     Tuesday, May 8, 2007
                                                        Duluth, Minnesota
                         [ALLETE LOGO]

[ALLETE LOGO]

                                   March 21, 2007

Dear Fellow Shareholder:

         You are cordially invited to the 2007 Annual Meeting of Shareholders of ALLETE, Inc. to be held on Tuesday, May 8, 2007 at 10:30 a.m. CST in the Duluth Entertainment Convention Center (DECC) auditorium. The DECC is located on the waterfront of Lake Superior at 350 Harbor Drive in Duluth, Minnesota. On behalf of the ALLETE Board of Directors, I encourage you to attend.

         At this year's meeting, you will be asked to elect ten directors and to
ratify  the  appointment  of  PricewaterhouseCoopers   LLP  as  our  independent
registered public accounting firm.

         Standing for election to the Board of Directors for the first time this year is Sidney W. Emery, Jr. As the current board chairman, chief executive officer, and president of a publicly traded company, "Chip" Emery has significant executive and management experience. I think you will agree that he will be an asset to the ALLETE Board.

         Two directors will not stand for election this year due to retirement from the Board. Peter Johnson and Nick Smith have both contributed a wealth of experience to the Board. We have particularly benefited from their deep ties to northeastern Minnesota. I want to take this opportunity to thank them for their many years of service and commitment to ALLETE.

         After the Annual Meeting, you are invited to visit with our directors, officers, and employees over lunch in the Lake Superior Ballroom located in the DECC.

         Your vote is important. Whether or not you plan to attend the Annual Meeting, your shares should be represented and voted. After reading the enclosed Proxy Statement, please vote your shares online, by a toll-free telephone call, or by signing, dating, and returning the enclosed Proxy Card. Specific instructions on how to vote are provided on your Proxy Card.

         Thank you for your investment in ALLETE.

                                   Sincerely,


                                   Donald J. Shippar

                                   Donald J. Shippar
                                   Chairman, President, and Chief Executive
                                   Officer

                               [GRAPHIC OMITTED]

----------------------------------------------------------------------
                         ANNUAL MEETING OF SHAREHOLDERS

          TUESDAY, MAY 8, 2007 AT 10:30 A.M. (DOORS OPEN AT 9:00 A.M.)

           DULUTH ENTERTAINMENT CONVENTION CENTER - DULUTH, MINNESOTA

                       - FREE PARKING   - LUNCH PROVIDED

    QUESTIONS? CALL ALLETE SHAREHOLDER SERVICES 218-723-3974 OR 800-535-3056
    ----------------------------------------------------------------------------

              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS--MAY 8, 2007

                                  ALLETE, INC.
                             30 WEST SUPERIOR STREET
                             DULUTH, MINNESOTA 55802


         The Annual Meeting of Shareholders of ALLETE, Inc. will be held in the auditorium of the Duluth Entertainment Convention Center, 350 Harbor Drive, Duluth, Minnesota, on Tuesday, May 8, 2007 at 10:30 a.m. CST for the following purposes:

        1. To elect a Board of ten directors to serve for the ensuing year;

        2. To ratify the appointment of PricewaterhouseCoopers LLP as ALLETE's independent registered public accounting firm for 2007; and

        3. To transact such other business as may properly come before the meeting or any adjournments thereof.

         Shareholders of record on the books of ALLETE at the close of business on March 9, 2007 are entitled to notice of and to vote at the Annual Meeting.

         All shareholders are invited and encouraged to attend the Annual Meeting in person. The holders of a majority of the shares entitled to vote at the meeting must be present in person or by proxy to constitute a quorum.

         Your early response will facilitate an efficient tally of your votes. Please follow the instructions on your Proxy Card to vote your shares online or by a toll-free telephone call. To vote by mail, please sign, date, and return the enclosed Proxy Card in the envelope provided.

By order of the Board of Directors,



Deborah A. Amberg

Deborah A. Amberg
Senior Vice President, General Counsel, and Secretary

March 21, 2007
Duluth, Minnesota

                                 PROXY STATEMENT
                                TABLE OF CONTENTS


GENERAL INFORMATION .........................................................  1
  Proxy Solicitation ........................................................  1
  Purpose of the Meeting.....................................................  1
  Shareholders Entitled to Vote .............................................  1
  Shareholders of Record; Beneficial Owners..................................  1
  Quorum; Required Votes.....................................................  2
  How to Vote................................................................  2
  Revocation of Proxies .....................................................  2
  Delivery of Proxy Materials to Households .................................  2
  How to Enroll for Electronic Delivery of Proxy Materials ..................  3
OWNERSHIP OF ALLETE COMMON STOCK ............................................  4
  Securities Owned by Certain Beneficial Owners .............................  4
  Securities Owned by Directors and Management ..............................  4
  Section 16(a) Beneficial Ownership Reporting Compliance ...................  4
ITEM NO. 1--ELECTION OF DIRECTORS ...........................................  5
  Nominees for Director .....................................................  5
CORPORATE GOVERNANCE ........................................................  7
  Corporate Governance Guidelines ...........................................  7
  Director Independence .....................................................  7
  Related Person Transactions ...............................................  8
  Director Nominations ......................................................  9
  Committee Membership, Meetings, and Functions ............................. 10
  Communications Between Shareholders and the Board of Directors ............ 10
  Common Stock Ownership Guidelines.......................................... 10
  Code of Ethics............................................................. 11
DIRECTOR COMPENSATION--2006 ................................................. 11
COMPENSATION DISCUSSION AND ANALYSIS ........................................ 13
  Compensation Philosophy and Objectives .................................... 13
  Process for Determining Executive Compensation ............................ 14
  Elements of Executive Compensation ........................................ 18
  Benefits .................................................................. 20
  Perquisites ............................................................... 21
  Employment, Severance, and Change-in-Control Agreements ................... 22
EXECUTIVE COMPENSATION COMMITTEE REPORT ..................................... 22
SUMMARY COMPENSATION TABLE--2006 ............................................ 23
GRANTS OF PLAN-BASED AWARDS--2006 ........................................... 25
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END--2006 .......................... 30
OPTION EXERCISES AND STOCK VESTED--2006 ..................................... 31
PENSION BENEFITS--2006 ...................................................... 31
NONQUALIFIED DEFERRED COMPENSATION--2006 .................................... 33
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL .................... 34
EQUITY COMPENSATION PLAN INFORMATION ........................................ 35
AUDIT COMMITTEE REPORT ...................................................... 36
  Audit Committee Pre-Approval Policies and Procedures ...................... 36
  Audit and Non-Audit Fees .................................................. 37
ITEM NO. 2--RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
  PUBLIC ACCOUNTING FIRM .................................................... 38
OTHER BUSINESS .............................................................. 38
  Shareholder Proposals for the 2008 Annual Meeting.......................... 38

--------------------------------------------------------------------------------
                                 PROXY STATEMENT

                                  ALLETE, INC.
                             30 WEST SUPERIOR STREET
                             DULUTH, MINNESOTA 55802
--------------------------------------------------------------------------------

                               GENERAL INFORMATION
PROXY SOLICITATION

         These proxy materials are being delivered to shareholders of ALLETE, Inc. (ALLETE or Company) in connection with the solicitation of proxies by the Board of Directors to be voted at the Company's 2007 Annual Meeting of Shareholders to be held at 10:30 a.m. CST on Tuesday, May 8, 2007 at the Duluth Entertainment Convention Center, Duluth, Minnesota.

         The Company expects to solicit proxies primarily by mail. Directors or Company officers, other employees or retirees also may solicit proxies in person or by telephone at a nominal cost. Brokers, and other custodians, nominees, and fiduciaries will be asked to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. The Company has retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies. The total fees the Company expects to pay in connection with the solicitation of proxies are approximately $11,000 plus expenses. The cost of soliciting proxies will be paid by the Company.

         This Notice of Annual Meeting, Proxy Statement, form of proxy, and voting instructions were first mailed to shareholders on or about March 21, 2007.

PURPOSE OF THE MEETING

         The purpose of the Annual Meeting is to elect a Board of ten directors to serve for the ensuing year, to ratify the appointment of PricewaterhouseCoopers LLP (PricewaterhouseCoopers) as the Company's independent registered public accounting firm for 2007, and to transact such other business as may properly come before the meeting.

         The Board is not aware of any matter to be presented at the Annual Meeting of Shareholders other than those set forth in the accompanying notice. If any other matters properly come before the meeting, all shares represented by valid proxies will be voted in accordance with the judgment of the appointed proxies.

SHAREHOLDERS ENTITLED TO VOTE

         Each share of common stock of the Company, without par value (Common Stock), of record on the books of the Company at the close of business on March 9, 2007 is entitled to notice of and to vote at the Annual Meeting of Shareholders. As of March 9, 2007 there were 30,472,359 outstanding shares of Common Stock, each entitled to one vote.

SHAREHOLDERS OF RECORD; BENEFICIAL OWNERS

         If shares of Common Stock are registered directly in a person's name with the Company's transfer agent, Wells Fargo Bank, N.A., that person is considered the "shareholder of record" with respect to those shares and these proxy materials have been sent directly to such person by the Company.

         If a person holds shares of Common Stock in a brokerage account or through a bank or other holder of record, that person is considered the "beneficial owner" of shares held in street name. These proxy materials have been forwarded to the beneficial owners by the broker, bank, or other holder of record who is considered the shareholder of record with respect to those shares. A beneficial owner has the right to direct the broker, bank, or other holder of record on how to vote the beneficially owned shares.

QUORUM; REQUIRED VOTES

         The holders of a majority of the shares of Common Stock entitled to vote at the meeting must be present in person or represented by proxy to constitute a quorum.

         The affirmative vote of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is required for the election of each director. The affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting and entitled to vote is required for ratification of the appointment of PricewaterhouseCoopers as the Company's independent registered public accounting firm for 2007.

         Abstentions are included in the number of shares present and voting, and have the same effect as votes against a particular proposal.

         Broker non-votes are not counted for or against any proposal, but are treated as present for purposes of determining a quorum. A "broker non-vote" occurs when a broker submits a proxy card for shares to the Company but does not indicate a vote on a particular matter because the broker has not received timely voting instructions from the beneficial owner of the shares and the broker does not have the authority to vote on the matter without such instructions. Under the rules of the New York Stock Exchange (NYSE), a broker may vote shares on Items Nos. 1 and 2, and on other routine matters in the absence of timely voting instructions from the beneficial owner.

         An  automated  system  administered  by  ADP  Investor   Communications
Services (ADP) will tabulate the votes.

HOW TO VOTE

         Shareholders of record may vote their shares by proxy using any of the following methods:

         - BY TELEPHONE: Vote by calling 1-800-690-6903, the toll-free telephone number printed on your Proxy Card. Your Proxy Card should be in hand when making the call. Easy-to-follow voice prompts will allow you to authenticate your identity, vote your shares, and confirm that your instructions have been properly recorded.

         - ON THE INTERNET: The website for Internet voting is WWW.PROXYVOTE.COM. Your Proxy Card should be in hand when voting online. As with telephone voting, simple instructions allow you, the shareholder of record, to authenticate your identity, vote your shares, and confirm that your instructions have been properly recorded.

        -  BY MAIL: Complete, sign, and date the Proxy Card and return it in the
           prepaid  envelope   provided  to  ALLETE,   Inc.,  c/o  ADP  Investor
           Communications Services, 51 Mercedes Way, Edgewood, NY 11717-8368.

         Unless contrary instructions are provided, all shares of Common Stock represented by valid proxies will be voted "FOR" the election of all nominees for director named herein and "FOR" ratification of the appointment of PricewaterhouseCoopers as the Company's independent registered public accounting firm for 2007.

REVOCATION OF PROXIES

         A proxy may be revoked at any time before it is voted by giving written notice of revocation to ALLETE, Inc., c/o ADP Investor Communications Services, Registered Issuer Client Services, 51 Mercedes Way, Edgewood, NY 11717-8368, or by delivering a proxy bearing a later date using any of the voting methods described above.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

         Only one copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (Annual Report), filed with the United States Securities and Exchange Commission (SEC), and one Proxy Statement for the 2007 Annual Meeting will be delivered to an address where two or more shareholders reside unless the Company has received contrary instructions from a shareholder at the address. A separate Proxy Card will be delivered to each shareholder at the shared address.

         If you are a shareholder who lives at a shared address and would like additional copies of the Annual Report, this Proxy Statement, or any future annual reports or proxy statements, contact ALLETE Shareholder Services, 30 West Superior Street, Duluth, MN 55802-2093, telephone number 800-535-3056 or 218-723-3974, and copies will be mailed to you promptly.

         If you share the same address with another Company shareholder and you currently receive multiple copies of annual reports or proxy statements, you may request delivery of a single copy of future annual reports or proxy statements at any time by calling ALLETE Shareholder Services at 800-535-3056 or 218-723-3974, or by writing to the Company's transfer agent, Wells Fargo Bank, N.A., Shareowner Services, Attn: Householding, P.O. Box 64854, St. Paul, MN 55164-0854.

         If you did not receive the Annual Report, which includes the Company's audited Consolidated Financial Statements, please notify ALLETE Shareholder Services, 30 West Superior Street, Duluth, MN 55802-2093, telephone number 800-535-3056 or 218-723-3974, and a copy will be sent to you promptly.

         Many brokerage firms and other shareholders of record have procedures for the delivery of single copies of company documents to households with multiple beneficial shareholders. If your family has one or more "street name" accounts under which you beneficially own shares of Common Stock, please contact your broker, financial institution, or other shareholder of record directly if you require additional copies of this Proxy Statement or ALLETE's 2006 Annual Report, or if you have other questions or directions concerning your "street name" account.

HOW TO ENROLL FOR ELECTRONIC DELIVERY OF PROXY MATERIALS

         The Company is pleased to offer its shareholders the convenience and benefits of viewing proxy statements, annual reports, and other shareholder materials online. With your consent, we can stop sending you paper copies of these documents beginning next year. Instead, we will send you email notification that the shareholder materials have been filed with the SEC and are available for you to view. The notification will include a link to the website on which you can view the materials. We will also provide you with a link to allow you to vote your Common Stock shares online.

         To enroll for electronic receipt of shareholder materials, follow these easy directions:

         1.  Log onto the Internet at WWW.ALLETE.COM.

         2.  Click on "Investors."

         3. Click on the "Electronic Delivery" link under the "Shareholder Services" menu.

         4.  Follow the prompts to submit your electronic consent.

The website for viewing shareholder materials will be available on a 24-hour-a-day, 7-day-a-week basis. You will receive an e-mail confirmation of your enrollment. Your enrollment will remain in effect for as long as you remain a shareholder and the e-mail account you provide the Company remains active. However, you may choose to cancel your enrollment at any time.

                        OWNERSHIP OF ALLETE COMMON STOCK

SECURITIES OWNED BY CERTAIN BENEFICIAL OWNERS

         Company records and other information available from outside sources, including information filed with the SEC, indicate that, as of March 9, 2007, the following shareholders were beneficial owners of more than 5 percent of any class of the Company's voting securities. As of March 9, 2007, Ameriprise Trust Company (Ameriprise), 145 Ameriprise Financial Center, Minneapolis, MN 55474 held 4,778,728 shares, or 16 percent, of the Common Stock in its capacity as Trustee of the Minnesota Power and Affiliated Companies Retirement Savings and Stock Ownership Plan (RSOP). Generally, these shares will be voted in accordance with instructions received by Ameriprise from participants in the RSOP. Based on information filed on January 9, 2007 with the SEC on Schedule 13G, Barclays Global Investors, NA, 45 Fremont Street, San Francisco, CA 94105, together with other of its affiliated companies, held 2,274,977 shares, or 7.5 percent, of the Common Stock as of December 31, 2006.

SECURITIES OWNED BY DIRECTORS AND MANAGEMENT

         The following table presents the shares of Common Stock beneficially owned as of March 9, 2007 by Directors, nominees for Director, executive officers named in the Summary Compensation Table which appears subsequently in this Proxy Statement, and all Directors and executive officers of the Company as a group. Unless otherwise indicated, the persons shown have sole voting and investment power over the shares listed.


                                              Options                                                              Options
                      Number of Shares      Exercisable                                 Number of Shares         Exercisable
Name of                 Beneficially       within 60 days         Name of                Beneficially          within 60 days
Beneficial Owner          Owned<F1>     after March 9, 2007       Beneficial Owner          Owned<F1>        after March 9, 2007
----------------------------------------------------------------------------------------------------------------------------------

Kathleen A. Brekken         2,360                  0              Donald J. Shippar          21,805                40,952
Heidi J. Eddins             4,216                  0              Nick Smith                  4,873                     0
Sidney W. Emery, Jr.          500                  0              Bruce W. Stender           12,216                     0
James J. Hoolihan           1,667                  0              Mark A. Schober            14,737                14,721
Peter J. Johnson           27,181                  0              Laura A. Holquist          11,570                 6,718
Madeleine W. Ludlow         5,778                  0              Claudia Scott Welty        12,062                18,859
George L. Mayer            17,284              3,879              Deborah A. Amberg           5,536                14,038
Roger D. Peirce             3,292                  0              James K. Vizanko            2,210                30,061
Jack I. Rajala             10,362              3,879

All Directors and
executive officers
as a group (20):          169,934            146,107
----------------------------------------------------------------------------------------------------------------------------------

<F1>  Includes: (i) shares as to which voting and investment power is shared with the person's  spouse:  Mr. Johnson--15,484,  Mr.
      Schober--4,290,  and Ms. Welty--6,030;  (ii) shares owned by the person's spouse: Ms. Holquist--103,  Mr. Smith--16, and Mr.
      Vizanko--1,885;  (iii) shares held by the person's minor children: all Directors and executive officers as a group--182; and
      (iv) shares held by the person's spouse as custodian for the person's minor grandchildren: Mr. Johnson--1,348. Each Director and executive  officer owns only a fraction of 1 percent of the Common Stock, and all Directors and executive  officers as a group also own less than 1 percent of the Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Directors, executive officers, and persons who beneficially own more than 10 percent of a registered class of the Company's equity securities, to file reports of initial ownership of Common Stock and other equity securities, and subsequent changes in that ownership with the SEC and the NYSE. Based on a review of such reports and the written representations of our Directors and executive officers, the Company believes that all such filing requirements were met during 2006.

                        ITEM NO. 1--ELECTION OF DIRECTORS

         All shares represented by the proxy will be voted, unless authority is withheld, "FOR" the election of the ten nominees for Director named below and on the following page. Directors are elected to serve until the next annual election of Directors and until a successor is elected and qualified, or until a Director's earlier resignation or removal. If any nominee should become unavailable, which is not anticipated, the Board may provide by resolution for a lesser number of Directors, or designate substitute nominees, who would receive the votes represented by proxies.

NOMINEES FOR DIRECTOR
--------------------------------------------------------------------------------

[PHOTO OMITTED]  KATHLEEN  A.  BREKKEN,  57,  of Cannon  Falls,  Minnesota,  has
                 been a Director since July 2006 and is a member of the Executive Compensation Committee and the Corporate Governance and Nominating Committee. Ms. Brekken is the retired President and Chief Executive Officer of Midwest of Cannon Falls, Inc., a company that designs, wholesales, and distributes home accessories and giftware. She previously served on the ALLETE Board of Directors from 1997 to 2003. Ms. Brekken is a member of the St. Olaf College Board of Regents and a board member of the Cannon Falls Medical Center--Mayo Health System.

--------------------------------------------------------------------------------

[PHOTO OMITTED]  HEIDI J. EDDINS,  50, of St.  Augustine,  Florida,  has been  a
                 Director since 2004 and is the Chair of the Corporate Governance and Nominating Committee. Ms. Eddins is the Executive Vice President, Secretary and General Counsel of Florida East Coast Industries, Inc., a transportation and real estate company. Ms. Eddins joined Florida East Coast Industries, Inc. in 1999 and is responsible for all legal and governmental affairs of the corporation in addition to managing a variety of real estate transactions. Ms. Eddins also serves on the Board of Governors of the Florida Chamber of Commerce and as a director of the Flagler Hospital Foundation.

--------------------------------------------------------------------------------

[PHOTO OMITTED]  SIDNEY W.  EMERY, JR., 60,  of  Minneapolis,  Minnesota,  is  a
                 first-time nominee for Director. Since 1998, Mr. Emery has been Chairman of the Board and Chief Executive Officer of MTS Systems Corporation (NASDAQ: MTSC), a global supplier of mechanical testing systems and industrial position sensors. He also serves as a director of Urologix, Inc., a Minneapolis-based manufacturer of minimally invasive medical products, and chairs the Board of Governors of the University of St. Thomas School of Engineering in St. Paul, Minnesota. Mr. Emery became known to the Company through the efforts of a search firm.

--------------------------------------------------------------------------------

[PHOTO OMITTED]  JAMES J.  HOOLIHAN,  54, of Grand Rapids,  Minnesota,  has been a Director since 2006 and is a member of the Audit Committee. Mr. Hoolihan is the President and Chief Executive Officer of the Blandin Foundation, a private, philanthropic foundation whose mission is to strengthen communities in rural Minnesota. From 1981 to 2004, Mr. Hoolihan was the President of Industrial Lubricant Company, which provides industrial supplies and services to logging, railroad, taconite, and coal mining industries. He serves as the Chairman of the Board of Directors of Industrial Lubricant Company and as a trustee of the College of St. Scholastica in Duluth, Minnesota. Mr. Hoolihan served as the elected Mayor of the City of Grand Rapids from 1990 to 1995.

--------------------------------------------------------------------------------

[PHOTO OMITTED]  MADELEINE  W.  LUDLOW,  52,  of  Cincinnati,  Ohio,  has been a
                 Director since 2004 and is the Chair of the Executive Compensation Committee. Since January 2005, Ms. Ludlow has been a Principal of LudlowWard Capital Advisors, a Cincinnati-based investment banking firm serving small and middle market companies. She was the Chairman, Chief Executive Officer, and President of Cadence Network, Inc., a web-based provider of utility expense management services from 2000 to 2004. Ms. Ludlow was formerly the Vice President and Chief Financial Officer of Cinergy Corp. She also serves as a trustee of the Darden Graduate School of Business Administration at the University of Virginia.

NOMINEES FOR DIRECTOR
--------------------------------------------------------------------------------

[PHOTO OMITTED]  GEORGE L. MAYER, 62, of Essex, Connecticut, has been a Director since 1996. Mr. Mayer is a member of the Audit Committee. Mr. Mayer is the founder and President of Manhattan Realty Group, a real estate investment and management company. Mr. Mayer is also a director of Schwaab, Inc., one of the nation's largest manufacturers of rubber stamps and associated products.

--------------------------------------------------------------------------------

[PHOTO OMITTED]  ROGER D. PEIRCE, 69, of Tucson,  Arizona,  has been a  Director since 2004 and is the Chair of the Audit Committee. Mr. Peirce has been a corporate consultant since 1994. Mr. Peirce serves as: director, compensation committee chairman, and audit committee member of Journal Communication, Inc., a diversified media and communications company; chairman of the board of directors of Demco, Inc., which offers a wide variety of products to libraries and schools; director, compensation committee member and audit committee member of Brady Corporation, a seller of high performance labels and signs; compensation committee chairman for Schwaab, Inc.; and director and compensation committee member of The Wisconsin Cheeseman, Inc., a mail order gift food company.

--------------------------------------------------------------------------------

[PHOTO OMITTED]  JACK I. RAJALA, 67, of  Grand Rapids,  Minnesota,  has  been  a
                 Director since 1985. Mr. Rajala is a member of the Executive Compensation Committee. He is the Chairman and Chief Executive Officer of Rajala Companies, and Director and President of Rajala Mill Company, both of which manufacture and trade lumber. Mr. Rajala also serves as chairman and chief executive officer of Boundary Company, a forestland investment company.

--------------------------------------------------------------------------------

[PHOTO OMITTED]  DONALD J. SHIPPAR, 58,  of  Superior,  Wisconsin,  has  been  a
                 Director since 2004 and has been Chairman of ALLETE since January 2006. Mr. Shippar was named President and Chief Executive Officer of ALLETE in 2004. Since joining the Company in 1976, Mr. Shippar has served as Director of Human Resources, Vice President of Transmission and Distribution, Senior Vice President for Customer Service and Delivery, Chief Operating Officer of Minnesota Power, and President of Minnesota Power. Mr. Shippar also serves as a trustee of the College of St. Scholastica in Duluth, Minnesota.

--------------------------------------------------------------------------------
[PHOTO OMITTED]  BRUCE W. STENDER, 65, of Duluth, Minnesota, has been a Director since 1995. Mr. Stender, as Lead Director, is an ex-officio member of all the Board committees. Mr. Stender served as Chairman of ALLETE from September 2004 to January 2006. He is Vice Chair of Duluth-based Labovitz Enterprises, Inc., which owns and manages hotels and commercial real estate. Mr. Stender serves as a trustee of the Blandin Foundation and as member of the Chancellor's Advisory Committee for the University of Minnesota-Duluth.

                              CORPORATE GOVERNANCE

         Corporate governance refers to the internal policies and practices by which the Company is operated and controlled on behalf of its shareholders. Sound corporate governance starts with a strong, independent Board that is accountable to the Company and its shareholders. The role of the Board is to effectively govern the affairs of the Company for the benefit of its shareholders, and to the extent appropriate under Minnesota law, other constituencies, including the Company's employees, customers, suppliers, and the communities in which it does business. Because the Company's ultimate goal is to best focus and direct its resources, the Company views good corporate governance as a source of competitive advantage.

         In 2006, the Board and its committees continued to review and enhance its corporate governance practices. This ensures that the Board and its committees have the necessary authority and practices in place to review and evaluate the Company's business operations, as needed, and to make decisions that are independent of the Company's management. As examples, the Board and its committees undertake an annual self-evaluation process, meet regularly without members of management present, have direct access to and meet individually with members of management, and retain their own advisors as they deem appropriate.

         In an effort to further develop the Board, Directors are asked to attend an educational seminar each year and to share their experiences and observations with the other Directors. In addition to seminars, Board members attended an educational presentation during 2006 addressing energy regulatory developments.

CORPORATE GOVERNANCE GUIDELINES

         The Company's Corporate Governance Guidelines, initially adopted in 2002, were revised in 2006. In 2006, the charters of each of the committees of the Board were also updated. The Corporate Governance Guidelines address the Board's roles and responsibilities, Board selection and composition policies, Board operating policies, Board committee responsibilities, Director compensation, Director stock ownership, and other matters. Our Corporate Governance Guidelines and the committee charters are available on the Company's website at WWW.ALLETE.COM. Shareholders may request free printed copies of these documents from ALLETE Shareholder Services, 30 West Superior Street, Duluth, MN 55802-2093.

DIRECTOR INDEPENDENCE

         The Board has adopted independence standards into the Company's Corporate Governance Guidelines that are consistent with the director independence standards of the NYSE. An "independent" Director has no material relationship with the Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company). The Board has adopted certain categorical standards to assist in its determination of each Director's independence. The Board considers a "material relationship" with the Company to exist where:

         - the Director has been employed by the Company within the last three years;

         - a member of the Director's immediate family has been employed by the Company as an executive officer within the last three years;

         - the Director is an employee or a partner, or the Director's immediate family member is a partner, of the Company's current independent registered public accounting firm; or an immediate family member is an employee of the Company's current independent registered public accounting firm and participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or the Director or an immediate family member was within the last three years (but is no longer) an employee or partner of the Company's current independent registered public accounting firm and personally worked on the Company's audit within that time.

         - the Director or a member of the Director's immediate family has been employed within the last three years as an executive officer of any business organization for which any of the Company's executive officers currently serves as a member of that business organization's compensation committee;

         - the Director has received in any of the last three years more than $100,000 in direct compensation from the Company (other than
            Director and committee fees, pension, and other deferred compensation);

         - a member of the Director's immediate family has received in any 12-month period within the last three years more than $100,000 in direct compensation from the Company;

         - the Director is a current employee, or a member of the Director's immediate family is a current executive officer, of any business organization that has made payments to the Company, or received payments from the Company, for property or services in any of the last three fiscal years in an amount that exceeds the greater of $1,000,000, or 2 percent of the other company's consolidated gross revenue;

         - the Director has been an employee within the last three years, or a member of the Director's immediate family has been an executive officer within the last three years, of any business organization to which the Company was indebted at any time within the last three years of an aggregate amount in excess of 5 percent of the Company's total assets;

         - the Director or a member of the Director's immediate family has served within the last three years as an executive officer or a general partner of an entity that has received an investment from the Company or any of its subsidiaries which exceeds the greater of $1,000,000, or 2 percent of such entity's total invested capital, in any of the last three years; or

        - the Director or a member of the Director's immediate family has been an executive officer of a foundation, university, non-profit trust or other charitable organization within the last three years for which contributions from the Company accounted for more than the greater of $250,000, or 2 percent of such organization's consolidated gross revenue, in any of the last three years.

RELATED PERSON TRANSACTIONS

         The Board has adopted a policy to review transactions between the Company and related persons. Related persons include Directors, Director nominees, executive officers, and 5 percent shareholders and their immediate family, or any entity controlled by or in which these individuals have a substantial financial interest. A copy of the policy is available on our website at WWW.ALLETE.COM.

         The Related Person Transaction Policy applies to a financial transaction, arrangement, or a series of similar transactions or arrangements of $25,000 or more. These transactions generally are required to be approved in advance by the Corporate Governance and Nominating Committee (Corporate Governance Committee). If a new situation arises where advance approval is not practical, it is discussed with the Chair of the Corporate Governance Committee, and an appropriate course of action may include subsequent ratification by the Corporate Governance Committee.

         The Corporate Governance Committee considers factors it deems relevant in determining whether to approve a transaction, including but not limited to the following: whether the terms are comparable to those that could be obtained in an arms-length transaction with an unrelated third party, whether there are business reasons to enter into the transaction, whether the transaction could impair the independence of a Director, and whether the transaction would present an improper conflict of interest, taking into account the size of the transaction, the overall financial position of the related person, the direct or indirect relationship of the related person, and the ongoing nature of any proposed relationships. The Corporate Governance Committee will also periodically review and assess relationships to ensure ongoing fairness to the Company. Any member of the Corporate Governance Committee who has an interest in a transaction will abstain from voting, but may participate in the discussion if invited to do so by the Chair of the Committee.

         The Corporate Governance Committee examined all transactions between Directors, and nominees for Director, and the Company in light of the Company's independence standards and the NYSE's corporate governance rules in reaching its determination that each Director, except Mr. Shippar, and each nominee for Director is "independent."

         Specifically, the Corporate Governance considered that Mr. Hoolihan has an ownership interest in Industrial Lubricant Company (ILCO), which provides lubricant products to one of the Company's generating facilities and to one of the Company's wholly owned subsidiaries, BNI Coal, Ltd. During 2006, Company purchases from ILCO totaled $544,994. Mr. Hoolihan also has an ownership interest in ILCO Ground Technologies LLC, which provides equipment to the mining industry. In 2006, BNI Coal made payments of $255,844 to ILCO Ground Technologies. These payments represent a large number of small purchases of goods and services, which ranged from a few hundred dollars to $28,000. After discussion, the Corporate Governance Committee recommended to the Board that these relationships with the Company are not material to Mr. Hoolihan, nor to any person or organization with whom he has an affiliation.

         The Corporate Governance Committee reviewed the payments made to Hoover Construction, in which Mr. Johnson's son has an ownership interest. The Corporate Governance Committee reviewed two 2006 contracts that were awarded on a competitive bid basis for construction site work for the Company. The Corporate Governance Committee also reviewed a third contract for similar work which was not competitively bid but was for a modest amount. The Committee concluded that the payments were in the ordinary course of business and of a nature that would not affect Mr. Johnson's independence.

         The Corporate Governance Committee considered the sales of wood and wood chips by companies in which Mr. Rajala has a material interest. These companies, Rajala Timber (of which Mr. Rajala is Secretary, Treasurer and a director) and Rajala Mill Company (of which Mr. Rajala is President and a director), received payments from the Company for the purchase of wood and wood chips that are used as fuel at the Company's Rapids Energy Center. The purchases were made through a competitive bid process, and represented approximately 2 percent of the revenue for Mr. Rajala's companies. The Corporate Governance
Committee determined that these transactions do not impair Mr. Rajala's independence.

         The Corporate Governance Committee also considered the payments by the Company to the Holiday Inn in Duluth, Minnesota, which is owned by Labovitz Enterprises where Mr. Stender was an executive officer, and in which he has an ownership interest. The Company made payments to the hotel for lodging, food, and meeting expenses in a modest amount. The Committee concluded that the payments were in the ordinary course of business, small, and of a nature that would not affect Mr. Stender's independence.

DIRECTOR NOMINATIONS

         The Corporate Governance Committee recommends director candidates to the Board and will consider for such recommendations director candidates proposed by management, other Directors, search firms and shareholders. All director candidates will be evaluated based on the criteria identified below, regardless of the identity of the individual or the entity or person who proposed the director candidate. A shareholder who wishes to propose a candidate should provide the candidate's name and a detailed background of the candidate's qualifications to the Corporate Governance and Nominating Committee, c/o the Secretary of ALLETE, 30 West Superior Street, Duluth, MN 55802-2093.

         The selection of director nominees includes consideration of factors deemed appropriate by the Board. The Board may engage a search firm to assist in identifying, evaluating, and conducting due diligence on potential director nominees. Factors will include integrity, achievements, judgment, intelligence, personal character, the interplay of the candidate's relevant experience with the experience of other Board members, the willingness of the candidate to devote adequate time to Board duties and the likelihood that he or she will be willing and able to serve on the Board for a sustained period. The Corporate Governance Committee will consider the candidate's independence, as defined in the Corporate Governance Guidelines, and the rules of the NYSE and SEC. In connection with the selection, due consideration will be given to the Board's overall balance of diversity of perspectives, backgrounds, and experiences. Experience, knowledge, and skills to be represented on the Board include, among other considerations, financial expertise (including an "audit committee financial expert" within the meaning of the SEC's rules), electric utility and/or real estate knowledge, and contacts, financing experience, strategic planning, business development, and community leadership.

         The Corporate Governance Committee will review all candidates, and before any contact is made with a potential candidate, will notify the Board of its intent to do so, will provide the candidate's name and background information to the Board, and will allow time for Directors to comment. The Corporate Governance Committee will screen, personally interview, and recommend candidates to the Board. A majority of the Corporate Governance Committee members will interview any potential nominee before recommending that candidate to the Board. The recommendations of the Corporate Governance Committee will be timed so as to allow interested Board members an opportunity to interview the candidate prior to the nomination of the candidate.

         In 2006, the Board engaged a search firm to assist it in identifying potential nominees for Director. The search firm identified candidates, conducted due diligence on potential director nominees, and pre-screened director candidates.

COMMITTEE MEMBERSHIP, MEETINGS, AND FUNCTIONS

         The Board has  three  standing  committees:  the  Corporate  Governance
Committee, the Audit Committee, and the Executive Compensation Committee (Compensation Committee).

         The current members of the Corporate Governance Committee are Ms. Brekken, Ms. Eddins (Chair), Mr. Johnson, and Mr. Smith. Mr. Stender was a member (and served as Chair) of this committee during 2006; Mr. Rajala was a member for a portion of 2006. The Corporate Governance Committee met five times during 2006. The Corporate Governance Committee provides recommendations to the Board with respect to Board organization, membership, function, committee structure and membership, succession planning for executive management, and the application of corporate governance principles. The Corporate Governance Committee also performs the functions of a director nominating committee, leads the Board's annual evaluation of the chief executive officer, and is authorized to exercise the authority of the Board in the intervals between meetings.

         The current members of the Audit Committee are Mr. Hoolihan, Mr. Johnson, Mr. Mayer, and Mr. Peirce (Chair). Ms. Ludlow was a member of this committee in 2006 and Mr. Mayer served as Chair during 2006; Mr. Hoolihan became a member upon his election to the Board in May 2006. The Audit Committee held eight meetings in 2006. The Audit Committee recommends the selection of an independent registered public accounting firm, reviews the independence and performance of the independent registered public accounting firm, reviews and evaluates ALLETE's accounting policies, reviews periodic financial reports to be provided to the public, and reviews and recommends approval of the consolidated financial statements.

         The current members of the Compensation Committee are Ms. Brekken, Ms. Ludlow (Chair), Mr. Rajala, and Mr. Smith. Mr. Peirce was a member of this committee during 2006; Mr. Rajala served as Chair during 2006; Ms. Brekken joined the Compensation Committee when she became a Director in July 2006; Ms. Eddins was also a member for a portion of 2006. The Compensation Committee held six meetings in 2006. It establishes compensation and benefit arrangements for ALLETE's executive officers and other key executives that are intended to be equitable, competitive in the marketplace, and consistent with the Company's executive compensation philosophy.

         Mr. Stender, as Lead Director, is an ex-officio member of all committees. It is anticipated that committee chairs will rotate among Directors in the future. The Board recognizes that the practice of chair rotation provides development for the Directors and allows a variety of perspectives in leadership positions.

         During 2006, the Board held eight meetings. All incumbent Directors attended 75 percent or more of the aggregate number of meetings of the Board and applicable committee meetings in 2006. All Directors are expected to attend the Annual Meeting and all Directors attended in 2006.

         Mr. Stender presides over all executive  sessions of the  nonmanagement
Directors.   Executive  sessions  of  non-management   Directors  are  regularly
scheduled in connection with Board and committee meetings.

COMMUNICATIONS BETWEEN SHAREHOLDERS AND THE BOARD OF DIRECTORS

         Shareholders and other interested parties who wish to communicate directly with the Board or with the non-management Directors may do so by addressing the Lead Director, c/o the Secretary of ALLETE, 30 West Superior Street, Duluth, MN 55802-2093.

COMMON STOCK OWNERSHIP GUIDELINES

         The Corporate Governance Committee has determined that Directors and certain executive officers whose primary job responsibilities affect all business units of the Company should have a significant equity interest in the Company. The Corporate Governance Committee believes that such equity ownership aligns the interest of Directors and executive management with the interests of the Company's shareholders. Accordingly, the Board adopted Common Stock ownership guidelines effective October 2005. Directors are expected to own 500 shares of Common Stock prior to their election to the Board and 3,000 shares of Common Stock within three years after their election. The Common Stock ownership guidelines applicable to Named Executive Officers is discussed in the Compensation Discussion and Analysis section on page 13.

CODE OF ETHICS

         The Company has adopted a written Code of Ethics that applies to Directors and all Company employees, including our chief executive officer, chief financial officer and controller. A copy of our Code of Ethics is available on our website at WWW.ALLETE.COM and printed copies are available upon request without charge. Any amendment to or waiver of the Code of Ethics will be disclosed on our website at WWW.ALLETE.COM promptly following the date of such amendment or waiver.


                                                     DIRECTOR COMPENSATION--2006
------------------------------------------------------------------------------------------------------------------------------------
       (a)                   (b)                (c)              (d)                  (e)                 (f)            (g)
                                                                                   Change in
                                                                               Pension Value and
                                                                                  Nonqualified
                                                                                    Deferred
                        Fees Earned or        Stock            Option             Compensation         All Other
Name                     Paid in Cash         Awards<F3>       Awards<F4>           Earnings<F5>      Compensation<F6>   Total
------------------------------------------------------------------------------------------------------------------------------------
Kathleen A. Brekken         $15,500          $47,500             $0                   $188                 $0           $63,188
Heidi J. Eddins             $32,250<F1>      $47,500             $0                   $830                 $0           $80,580
James J. Hoolihan           $21,667          $47,500             $0                     $0               $351           $69,518
Peter J. Johnson            $40,000          $47,500             $0                     $0                 $0           $87,500
Madeleine W. Ludlow              $0<F2>      $87,500<F2>         $0                     $0                 $0           $87,500
George L. Mayer             $42,250          $47,500             $0                     $0               $146           $89,896
Roger D. Peirce             $40,000          $47,500             $0                     $0                 $0           $87,500
Jack I. Rajala              $37,750          $47,500             $0                     $0                 $0           $85,250
Nick Smith                  $38,500          $47,500             $0                     $0               $299           $86,299
Bruce W. Stender            $73,000          $47,500             $0                 $5,145               $276          $125,921
------------------------------------------------------------------------------------------------------------------------------------

<F1>  Ms. Eddins elected to defer all of her Director fees under the ALLETE Director Compensation Deferral Plan.
<F2>  Ms. Ludlow elected to receive her Director cash retainer fees in the  form of ALLETE Common Stock. Accordingly, an  additional
      438.404 shares were  allocated on June 1, 2006 at a price of $45.62 per share and 431.034 shares were allocated on December 1,
      2006 at a price of $46.40 per share. Because Director cash retainer fees are paid in arrears,  the additional allocations were for fees earned between November 2005 and April 2006, and between May 2006 and October 2006.
<F3>  For all Directors, except Ms. Brekken, the annual stock retainer was paid  on June 1, 2006 when  1,041.210  shares  of  Common
      Stock were allocated at a price of $45.62. Ms. Brekken, who joined the Board in July 2006, was awarded her 2006 stock retainer on September 1, 2006, receiving 1,031.712 shares of Common Stock with a $46.04 allocation price.
<F4>  The following Directors had fully-vested stock option awards outstanding as of  December 31, 2006: Mr. Johnson--647; Mr. Mayer
      --3,879; and Mr. Rajala--3,879.
<F5>  The amounts shown in column (e) are comprised of above-market interest on deferred compensation.
<F6>  The amounts shown in column (f) are comprised of tax reimbursement related to spousal travel.

         Employee Directors receive no additional compensation for their services as Directors. The Company pays each non-employee Director under the terms of the ALLETE Director Stock Plan an annual retainer fee, a portion of which is paid in cash and a portion of which is paid in Common Stock as set forth below:


                                             2006 Annual Retainer Fees
                                          Cash                      Stock
                                      ---------------------------------------
      Lead Director                     $73,000                    $47,500
      All Other Directors               $23,500                    $47,500

In addition, the Company pays each non-employee Director, other than the Lead Director, annual cash retainer fees for each committee and chair assignments as set forth below:

                                           2006 Committee Retainer Fees
                                       Member Fee    Chair (Includes Member Fee)
                                ------------------------------------------------
      Audit Committee                    $9,000                 $17,500
      Compensation Committee             $7,500                 $13,000
      Corporate Governance Committee     $7,500                 $12,000

         Directors may elect to defer all or part of the cash portion of the retainer fees under the terms of the ALLETE Director Compensation Deferral Plan. Directors may also elect to receive all or part of the cash portions of their retainer fees in Common Stock. The Lead Director receives the Lead Director cash retainer and the Director stock retainer fee, but does not receive any other committee or chair retainers.

         On January 24, 2007, pursuant to the recommendation of the Compensation Committee, the Board of Directors approved increases to certain director compensation annual retainer fees and a change to the Lead Director retainer. Effective February 15, 2007, pursuant to the terms of the ALLETE Director Stock Plan, the cash portion of the Directors' annual retainer fee increased from $23,500 to $30,000, and the stock portion of the annual retainer fee increased from $47,500 to $60,000. The Lead Director's total cash retainer changed from $73,000 to $55,000, reflecting the new $30,000 cash retainer fee plus a $25,000 Lead Director cash retainer fee. The committee retainer fees were unchanged.

                      COMPENSATION DISCUSSION AND ANALYSIS

         This discussion is meant to help you understand how the Company compensates the Named Executive Officers. This look at our compensation goals, policies, and practices provides context for the detailed compensation tables and narrative discussions that follow starting on page 23.

COMPENSATION PHILOSOPHY AND OBJECTIVES

         The Company's executive compensation is designed to attract and retain quality people, and to reward Named Executive Officers for designing and implementing business strategies that the Company believes will result in increased shareholder value over the long term. The Company's core values and fundamental principles relating to executive compensation include the following:

         - PAY IS LINKED TO PERFORMANCE. Executive pay is linked to Company performance. Named Executive Officers are rewarded for achieving annual goals tied to the Company's business strategy. Long-term incentives promote a stable, experienced executive management team and reward growth in total shareholder return.

         - COMPENSATION ELEMENTS ARE BALANCED. The Company uses a mix of compensation elements to accomplish varying objectives. Base pay and executive retirement benefits are designed to attract and retain executive talent. Annual incentives focus the Named Executive Officers on achieving strong annual performance. Long-term incentives encourage executives to enhance the Company's long-term success and profitability and also provide an incentive for executives to remain employed with the Company. Perquisites are offered on a modest basis to facilitate the Named Executive Officers' performance of their responsibilities for the Company.

         - THE COMPANY PROVIDES FAIR AND COMPETITIVE PAY. The Company strives to offer fair and competitive compensation to Named Executive Officers. The Company uses market data to establish a range for executive compensation. In setting pay levels, the Company considers the individual's experience in the position, past performance, job responsibilities, and equity within the executive management group. For a Named Executive Officer with sufficient experience to be fully performing the duties of his or her position, the Company generally sets compensation levels so that when target performance is achieved under each of its incentive compensation plans, total compensation will be near the midpoint of the pay range established using market comparison data. How comparison companies are selected for various purposes is discussed on the next page in the section about the process for determining executive compensation. Consistent with the Company's pay-for-performance philosophy, Named Executive Officers can earn higher compensation if actual performance exceeds target performance goals. Conversely, total compensation to Named Executive Officers in any year in which the Company does not meet target performance goals will generally fall below the midpoint in comparison to other companies. Total compensation generally increases as position and responsibility increase. At the same time, a greater percentage of total compensation is tied to performance--and is therefore at risk--as position and responsibility increase.

         - EXECUTIVE STOCK OWNERSHIP IS EXPECTED. The Company believes all executive officers of ALLETE should be ALLETE shareholders. The Company facilitates executive stock ownership by using Common Stock to fund long-term incentive compensation awards and Company contributions to its tax-qualified defined-contribution retirement plan. All Named Executive Officers are expected to hold this Common Stock so long as they hold their executive positions. Common Stock acquired through stock option exercises is not subject to this policy. Named Executive Officers (except Mr. Vizanko who is now retired and Ms. Holquist who is not an ALLETE officer) are expected to maintain Common Stock ownership in accordance with the following guidelines:

   Position                      Stock Ownership Value as a Multiple of Salary
   ----------------------------  ---------------------------------------------
   Chief Executive Officer                           4X
   ALLETE Senior Vice President                      2X
   ALLETE Vice President                             1X

The Common Stock ownership guidelines were put in place in October 2005. Named Executive Officers subject to the ownership guidelines who held their current positions as of October 2005 have until October 2010 to meet the guidelines; Named Executive Officers appointed after the imposition of the ownership guidelines are given seven years from their appointment to meet the guidelines. The Board reviews executive officers' Common Stock ownership on an annual basis.

         - THE COMPANY GIVES CONSIDERATION TO CORPORATE TAX DEDUCTIONS AND ACCOUNTING RULES. The Company generally structures the Named Executive Officers' compensation so that all elements of pay are tax deductible by the Company.
Section 162(m) of the Internal Revenue Code of 1986, as amended (Tax Code), limits the amount of compensation that the Company may deduct in any one year for Mr. Shippar and each of the next four most-highly-compensated executive officers to $1 million. Stock options and performance shares awarded under the ALLETE and Affiliated Companies Executive Long-Term Incentive Compensation Plan
(LTIP) are fully tax deductible despite Section 162(m) limits because shareholders have approved the LTIP and because stock options and performance shares are considered "performance-based" compensation. Moreover, the Company's Executive Annual Incentive Plan (AIP) provides that if the Company would otherwise be limited in its ability to deduct any portion of an AIP award due to the limits imposed by Section 162(m), then the Compensation Committee may delay payment of that amount until the Company can deduct the expense for corporate income tax purposes. The Company also considers the accounting implications of each compensation element given to Named Executive Officers. Because the primary objectives of the Company's compensation programs are tied to performance, the Company may offer compensation regardless of whether it qualifies for a tax deduction or more favorable accounting treatment whenever it deems that compensation to be in the Company's best interest.

         - THE COMPENSATION COMMITTEE AND THE BOARD EXERCISE INDEPENDENT JUDGMENT. The Compensation Committee and the Board ensure on behalf of shareholders that executive compensation is appropriate and effective. The Compensation Committee and the Board have access to compensation advisors and consultants, but exercise independent judgment in determining executive compensation types and levels.

PROCESS FOR DETERMINING EXECUTIVE COMPENSATION

         ROLE  OF  THE  COMPENSATION  COMMITTEE.  The   Compensation   Committee
establishes the Company's compensation philosophy and policies regarding executive compensation, and oversees the administration of the Company's executive compensation programs. The Compensation Committee sets Mr. Shippar's compensation, which is reviewed by the Board without participation by Mr. Shippar each May. Mr. Shippar's annual salary increase takes effect on June 1 each year. The Compensation Committee also reviews and approves the individual pay elements and amounts of the other Named Executive Officers. In setting Mr. Shippar's compensation, the Compensation Committee reviews and considers the Corporate Governance Committee's annual evaluation of Mr. Shippar's performance, which, among other things, assesses his performance relative to specific annual objectives established by the Board. The Compensation Committee also reviews "benchmarking" data, comparing Mr. Shippar's compensation to the compensation of top-level executives at other companies. Benchmarking data provides a broader market context for the Compensation Committee's deliberations and decisions. In early 2006, the Company's Human Resources department provided the Compensation Committee with the results of its analysis of Mr. Shippar's base pay and annual incentives paid in 2005 as compared to survey data from utilities and general industry companies. Survey sources were as follows: Towers Perrin, Watson Wyatt Worldwide, and Hewitt Associates, which provided custom survey data comparing senior-level positions in general industry companies. The Compensation Committee reviews the Company's benchmarking analysis directly with Hewitt Associates, the Compensation Committee's independent compensation consultant. When the Chief Executive Officer's responsibilities change during a calendar year, as was the case effective January 1, 2006 when Mr. Shippar became Chairman of the Board, the Compensation Committee establishes a new base salary consistent with the expanded role.

         In January of each year, the Compensation Committee, in consultation with Mr. Shippar and Mr. Schober, sets annual performance goals for the AIP and the Results Sharing program, which is a company-wide profit-sharing opportunity. At the same time, the Compensation Committee establishes performance goals in connection with the LTIP. Specifically, the Compensation Committee sets multi-year total shareholder return (TSR) objectives relative to a designated peer group in connection with performance shares and sets the terms for stock options, restricted stock units, and long-term cash awards, such as award dates, vesting periods, expiration dates and forfeiture provisions.

         ROLE OF MANAGEMENT. For all other Named Executive Officers, Mr. Shippar recommends compensation levels to the Compensation Committee for its approval. Recommendations are based, in part, on each Named Executive Officer's experience and responsibility level, and on Mr. Shippar's assessment of her or his performance. In early 2006, the Company's Human Resources department provided Mr. Shippar with its analysis comparing each Named Executive Officer's base pay and annual incentives paid in 2005 to survey data from electric utilities and general industry companies, except Ms. Holquist, whose compensation was compared to real estate company compensation survey data. The survey sources were the same as was provided to the Compensation Committee for consideration in connection with setting Mr. Shippar's salary plus data from CEL & Associates, Inc., which specializes in real estate companies, American Compensation Resources, Inc., and CompAnalyst from Salary.com. This survey data provides context for Mr. Shippar's recommendations for the other Named Executive Officers' annual base salary increases and incentive compensation. Perquisites are reviewed periodically against similar comparison data compiled by Hewitt Associates.

         Approximately once every three years, management hires a compensation consultant to conduct a broader review of base salary, annual incentives and long-term incentives for the Company's executive officers. Management also recommends to the Compensation Committee financial and non-financial goals, tied to the Company's strategy under its incentive compensation plans.

         COMPENSATION COMMITTEE'S 2005 EXECUTIVE COMPENSATION STUDY. In 2005, the Compensation Committee directed Hewitt Associates to perform a comprehensive review of all executive compensation elements to assist the Compensation Committee in evaluating whether then-current executive compensation levels and pay elements were consistent with the Company's philosophy. Hewitt Associates analyzed aggregate compensation, meaning base pay, annual incentives, and long-term incentives, of the Company's five most-highly compensated executives in 2005--namely, Mr. Shippar, Mr. Vizanko, Mr. Schober, Ms. Holquist, and Ms. Welty--as compared to the five most-highly compensated executives of a 16-company peer group. The study used the same peer group as was used to measure the Company's 2005 performance under the LTIP and the companies were selected by the Compensation Committee based on comparability to the Company in terms of size (i.e., market capitalization), industry, and stock-trading characteristics (i.e., dividend yield, price-earnings ratio, and market-to-book value).
The companies in the peer group were as follows:

         Alliant Energy Corporation             MGE Energy, Inc.
         Avista Corporation                     OGE Energy Corp.
         Black Hills Corporation                Otter Tail Corporation
         Central Vermont Public Service         The Empire District Electric
           Corporation                            Company
         CH Energy Group, Inc.                  UIL Holdings Corporation
         Cleco Corporation                      UniSource Energy Corporation
         Great Plains Energy Incorporated       Westar Energy, Inc.
         IDACORP, Inc.                          WPS Resources Corporation


         The Hewitt Associates study also looked at how target and actual compensation (base pay, annual incentives, and long-term incentives) paid to the Named Executive Officers compared to compensation survey data for similar positions. The survey data reflected both general and energy-services industries. Market data was adjusted to account for size differences between the Company and the peer group companies.

         In addition, the study compared the value of the Company's executive benefits to the benefit value provided by a five-company utility peer group comprised of Allegheny Energy, Inc., Ameren Corporation, Black Hills Corporation, SCANA Corporation, and Washington Gas Light Company. Because benefits data was not available for a larger utility peer group, Hewitt Associates also compared the Company's health and welfare benefits and its retirement benefits for its executives to a group of 13 general industry companies selected because size, industry, and benefit structure was sufficiently similar to the Company's. The general industry comparison companies were as follows:

         Brady Corporation                      Milacron Inc.
         Briggs & Stratton Corporation          Rayonier Inc.
         Cameron International Corporation      Sauer-Danfoss Inc.
         Donaldson Company, Inc.                Valmont Industries, Inc.
         Flowserve Corporation                  Walter Industries, Inc.
         GATX Corporation                       Woodward Governor Company
         Joy Global Inc.

         Finally, Hewitt Associates conducted an analysis of the perquisites received by the Company's executive officers.

         The Hewitt Associates study indicated that the aggregate base salaries for the Named Executive Officers were near the 25th percentile of the general industry benchmarks and slightly below the 50th percentile of utility company benchmarks. The study also indicated that target-level annual incentive opportunities for the Named Executive Officers fell below the 50th percentile of general industry benchmarks and near the 75th percentile of utility company benchmarks; actual bonuses were above the 75th percentile of both comparison groups. The grant-date value of long-term incentive compensation for the Named Executive Officers was near the 25th percentile of the general industry benchmarks and at the 50th percentile of the utility company benchmarks. The study showed that benefits were above average, while perquisites were in line with market survey data. When elements of compensation were considered in total, the Named Executive Officers' actual compensation generally fell within a range from below the 50th percentile of the general industry benchmarks to near the 75th percentile of the utility company benchmarks.

         This market data, along with other considerations the Compensation Committee deemed relevant, such as executive experience, tenure, and performance, formed the basis for the Compensation Committee's deliberations and compensation decisions for the Named Executive Officers, except Ms. Holquist, in 2006.

         MANAGEMENT'S 2005 REAL ESTATE EXECUTIVE COMPENSATION STUDY. Unlike other Named Executive Officers, Ms. Holquist is focused exclusively on leading ALLETE Properties, LLC. Ms. Holquist's compensation program is tied directly to ALLETE Properties' business strategy. CEL & Associates, Inc. is a real estate business consultant hired by management to advise the Company on executive compensation practices of the real estate industry. The consultant prepared a study comparing Ms. Holquist's compensation--namely, base pay, annual incentives, and long-term incentives--with the compensation of comparable executive-level positions at the following group of 22 real estate companies:

         Biltmore Farms, LLC                      Regency Centers Corporation
         Bonita Bay Holdings, Inc.                Shea Development Corp.
         Brookfield Homes Corporation             The Ben Tobin Companies, Ltd.
         Colima Group                             The St. Joe Company
         Combined Properties, Inc.                Toll Brothers, Inc.
         CSX Corporation                          Trammell Crow Company
         Dominion Homes, Inc.                     TREC Investment Realty
         Edens & Avant                            WCI Communities, Inc.
         Lennar Corporation                       The Weitzman Group, Inc.
         LNR Property Corporation                 William Lyon Homes, Inc.
         Madison Marquette Realty Services L.P.   Woodlands Operating Company

The CEL & Associates, Inc. study concluded that Ms. Holquist's base pay was below the 50th percentile, her annual bonus earned in 2005 was above the 75th percentile, and her long-term incentive compensation target opportunity was below the 50th percentile.

         "TALLY SHEETS." In 2005, the Compensation Committee used compensation "tally sheets," which provide a detailed description of the Named Executive Officers' compensation and projected wealth accumulation from this compensation. The tally sheets included the dollar amounts of base salary, annual and long-term incentive opportunities, health and welfare benefits, and perquisites. The tally sheets also showed the then-current value of unexercised stock options and performance share awards, and the then-current accumulated payment obligations of the Company to the Named Executive Officers under the Company's qualified and nonqualified executive retirement plans. Further, the tally sheets contained projections, which enabled the Compensation Committee to look at the unrealized potential value of outstanding stock option and performance share awards projected out to age 62. Age 62 is the earliest age at which Named Executive Officers can retire from the Company and receive an unreduced pension benefit. The tally sheets also calculated future Company payment obligations under the Company's qualified and nonqualified executive retirement plans assuming each of the Named Executive Officers retires at the age of 62. Finally, the Compensation Committee reviewed the Company's payment obligations to

Named Executive Officers under various employment-termination scenarios including involuntary separation, voluntary resignation, retirement, and a change in control of the Company. The Compensation Committee concluded that the amounts represented by the tally sheet analysis were fair and reasonable.

         2006 EXECUTIVE COMPENSATION DESIGN CHANGES. Based on these 2005 reviews, the Compensation Committee determined that the Named Executive
Officers' compensation included appropriate elements and that the total compensation amount awarded to each Named Executive Officer was fair and competitive for 2005. While total compensation was appropriate, the Compensation Committee decided to rebalance the compensation elements as a result of the 2005 reviews. The Compensation Committee decided to place more emphasis on long-term performance, increased stock ownership, and executive retention, three factors the Compensation Committee believes better align the Named Executive Officers' compensation with shareholders' interest in long-term Company performance. The reviews also identified opportunities for executive compensation policy changes to better align the Company's executive compensation programs with the Company's philosophy. The Compensation Committee took the following actions in 2006:

         - The Company lowered the AIP target opportunity and increased the LTIP target opportunity for each Named Executive Officer, except for Ms. Holquist. The result was an overall five percent increase in combined AIP and LTIP target opportunities for each Named Executive Officer, except for Ms. Holquist. Although the formula for calculating Ms. Holquist's AIP award changed, the value of her target AIP opportunity remained the same; Ms. Holquist's LTIP target opportunity increased 37.5 percent. The table below shows the specific changes that were implemented:

------------------------------------------------------------------------------------------------------------------------------
                              Annual Incentive                                                   Long-Term Incentive
                             Target Opportunity                                                  Target Opportunity
                         (as a % of Annual Salary)                                           (as a % of Annual Salary)

                          2005                                    2006                       2005                2006
                 ------------------------------------------------------------------        ----------------------------
Mr. Shippar                50%                                     40%                        75%                 90%

Mr. Schober                35%                                     30%<F1>                    35%                 45%

Ms. Holquist       Greater  of 40% of base                0.15% of net income from            40%               77.5%
                       pay or 0.8% of                   real estate operations, plus
                    revenue from specific                   0.36% of revenue from
                        land sales                             land sales

Ms. Welty                  35%                                     30%                        35%                 45%

Ms. Amberg                 25%<F2>                                 30%<F2>                    30%<F2>             45%<F2>

Mr. Vizanko                40%                                     35%                        60%                 70%
------------------------------------------------------------------------------------------------------------------------------

<F1> Mr. Schober was promoted to Chief Financial Officer effective July 1, 2006.  Reflecting his  increased  responsibilities,
     Mr. Schober's target opportunity was increased to 35 percent as applied to the period July 1 through December 31, 2006.
<F2> Ms. Amberg was promoted to Senior Vice President effective January 1, 2006. Her 2006 AIP and LTIP incentive opportunities reflect both the overall increased incentive compensation opportunities in connection  with the  promotion and  increased responsibilities, and the decreased AIP opportunity proportionate to the increased LTIP opportunity.

         - The Company strengthened the link between annual pay for performance and long-term success by making 25 percent of the AIP awards contingent on achieving strategic business objectives for all Named Executive Officers, except Ms. Holquist, for whom 80 percent of her AIP award is contingent on achieving strategic business objectives.

         - The Company lowered the AIP threshold payout level from 50 percent of target opportunity to 37.5 percent, and lowered the AIP maximum payout opportunity from 240 percent of target to 200 percent of target for all Named Executive Officers, except Ms. Holquist.

         - To better reflect its diversified business operations, the Company revised its peer group under the LTIP for the performance period starting in 2006.

         - The Company amended the AIP to protect the Company's continued ability to fully deduct AIP awards consistent with Section 162(m) of the Tax Code.

         - The Company eliminated a change-in-control tax-gross-up benefit on nonqualified deferred compensation.

         -   The  Company  replaced   an  "above-market"  deferred  compensation
             crediting rate with a "market-based" crediting rate within the Company's executive nonqualified deferred compensation plans.

ELEMENTS OF EXECUTIVE COMPENSATION

         OVERVIEW. Named Executive Officers receive total compensation consisting of base salary, annual incentives, long-term incentives, retirement benefits, and health and welfare benefits. Named Executive Officers' 2006 compensation elements are discussed below and also in the narrative following the Summary Compensation Table and Grants of Plan-Based Awards Table that begins on page 25.

         BASE SALARY. Base salary is designed to attract and retain experienced, qualified leaders. Named Executive Officers received annual market-adjustment salary increases, ranging from 2.6 percent to 5.5 percent, effective June 1, 2006. In addition to annual raises, several Named Executive Officers received other salary increases due to their particular circumstances. Mr. Shippar's base salary was increased in January 2006 by 5.4 percent upon assuming the duties of Chairman. Ms. Holquist received a salary increase of 15 percent in January 2006 to recognize her past performance and to bring her salary closer to the midpoint of the peer group companies in the 2005 real estate compensation study. Ms. Amberg received a 10.8 percent increase in base salary in January 2006 in connection with her promotion to Senior Vice President. Mr. Schober received a salary increase on July 1, 2006 of 19.6 percent as a result of his promotion to Chief Financial Officer.

         ANNUAL INCENTIVE AWARDS. Annual incentives reward Named Executive Officers for accomplishing annual goals. ALLETE has two annual incentive plans--the Results Sharing program and the AIP. Annually, the Compensation
Committee, in consultation with Mr. Shippar and Mr. Schober, approves goal measures. The Compensation Committee, in consultation with Mr. Shippar, also reviews and approves target award opportunities under these plans.

         RESULTS SHARING. Named Executive Officers, except Ms. Holquist, participate in the Results Sharing program. Results Sharing, a profit-sharing program open to virtually all Company employees, is designed to motivate employees to achieve and exceed financial and operational performance goals. The 2006 Results Sharing program provided a target-level opportunity equal to 5 percent of base pay if the Company achieved targeted net income from continuing operations, excluding gains and losses from emerging technology investments
(NICO), and met specific operational goals pertaining to safety, customer service and reliability, and environmental protection.

         ANNUAL INCENTIVE PLAN. Participation in the AIP is limited to certain management-level employees, including each Named Executive Officer. The Compensation Committee approves the AIP goals. For each Named Executive Officer, except Ms. Holquist, AIP awards were designed to reward year-over-year growth in corporate earnings and cash flow, and to reward the accomplishment of strategic initiatives. AIP awards are expressed as a percentage of salary for Named Executive Officers, except Ms. Holquist; target AIP opportunities ranged from 30 percent to 40 percent of salary.

         Ms. Holquist's AIP award was designed to create an incentive for her to lead the effort to secure entitlements for existing real estate assets, to oversee orderly and profitable sales of real estate assets, and to position ALLETE Properties for future growth. Ms. Holquist's AIP award was expressed as a percentage of revenue from land sales and net income from real estate operations that could be earned based on the accomplishment of her goals.

         The AIP opportunity levels for all Named Executive Officers were established so that if target goals were achieved, the combination of salary and annual incentives for the Named Executive Officer would result in total annual compensation near the midpoint of the salary ranges established by the Company using comparative company data.

         Mr.  Shippar,   in  consultation   with  the  Compensation   Committee,
determines to what extent AIP strategic goals have been met.

         LONG-TERM INCENTIVE AWARDS. Long-term incentive compensation is used to encourage Named Executive Officers to develop and implement business strategies to grow TSR over time, and to reward executives when TSR goals are achieved. Long-term incentive compensation programs also encourage executives to stay with the Company because they deliver rewards over time. Long-term incentive awards are granted annually to the Named Executive Officers by the Compensation Committee under the LTIP. The Compensation Committee approves LTIP awards in January each year and dates the awards as of the first business day in February to allow for the orderly administration, communication, and reporting of the awards. The LTIP was most recently amended and approved by shareholders in May 2005.

         For 2006, the aggregate target value of the LTIP award to Named Executive Officers ranged from 45 percent to 90 percent of annual base salary. LTIP awards granted in 2006 to each Named Executive Officer, except Ms. Holquist, consisted of nonqualified stock options with a ten-year term and three-year vesting period, and performance shares with a three-year performance period. Generally, the target value of the LTIP awards are allocated evenly between stock options and performance shares; Mr. Shippar's LTIP award, however, is more heavily weighted toward performance shares to help him achieve Common Stock ownership consistent with Company guidelines. Ms. Holquist's LTIP award was comprised of restricted stock units and a long-term cash award that vests over three years. Her cash award was designed to reward her for achieving goals specific to the Company's real estate business; both forms of long-term compensation encourage her retention. The table below shows the LTIP target opportunity for each Named Executive Officer and the allocation of this opportunity between stock options, performance shares, restricted stock units and cash awards. Each long-term incentive compensation element is described below following the table.

----------------------------------------------------------------------------------------------------------------------------
                                                     Allocation of Long-Term Incentive Target Opportunity
                                                                (as a % of Total Opportunity)

                    Long-Term Incentive
                    Target Opportunity           Stock       Performance        Restricted
Name               (as a % of Base Pay)         Options        Shares           Stock Units       Cash Awards
-------------      ---------------------       ---------    -------------      -------------     -------------
Mr. Shippar              90%                      40%            60%                 -                 -
Mr. Schober              45%                      50%            50%                 -                 -
Ms. Holquist           77.5%                       -              -                 52%               48%
Ms. Welty                45%                      50%            50%                 -                 -
Ms. Amberg               45%                      50%            50%                 -                 -
Mr. Vizanko              70%                      50%            50%                 -                 -
----------------------------------------------------------------------------------------------------------------------------

         STOCK OPTIONS. Stock options reward Named Executive Officers for increases in the price of Common Stock over the long term and encourage Named Executive Officers to remain with the Company. The Named Executive Officers, except Ms. Holquist, received stock option awards in 2006. Once vested, each stock option provides the Named Executive Officer the right to purchase one share of Common Stock at an exercise price equal to the closing price of Common Stock on the grant date.

         PERFORMANCE SHARES. Performance shares reward executives for strong multi-year performance, measured by TSR relative to a group of peer companies. Relative total shareholder return was selected by the Compensation Committee because it measures the benefit Company shareholders realize on their investment in Common Stock compared to investment opportunities available in other similar companies. Target performance is achieved if TSR over a multiple-year performance period ranks seventh among a peer group of 16 comparable companies shown in the table below under the heading "TSR Peer Groups." At target performance, the Named Executive Officer will receive one share of Common Stock for each performance share granted. Actual performance share payouts can range from 0 percent of the target award (if the Company ranks 11th or lower among the peer group) to 200 percent of the target award (if the Company ranks third or higher among the peer group). Performance share payouts are earned at each ranking from 10th to first.

         The Compensation Committee, in consultation with Mr. Shippar and Mr. Schober, selects the peer group based on comparability to the Company in terms of size (i.e., market capitalization), industry, and stock-trading characteristics (i.e., dividend yield, price-earnings ratio, and market-to-book value). The Compensation Committee approves the peer group companies prior to the start of each performance period. The peer group approved for the 2006-2008 performance period was changed to include utilities that have diversified operations and companies whose primary business is real estate operations. These changes better align the peer group to the Company's current operations. The applicable peer groups are as follows:


                                      TSR PEER GROUPS
               Performance Period                                          Performance Periods
                   2006-2008                                       2004-2005, 2004-2006, and 2005-2007
-------------------------------------------                 --------------------------------------------------
 AVISTA Corporation                                            Alliant Energy Corporation
 Black Hills Corporation                                       AVISTA Corporation
 Brookfield Asset Management Inc.                              Black Hills Corporation
 CH Energy Group, Inc.                                         Central Vermont Public Service Corporation
 Consolidated Tomoka Land Company-Florida                      CH Energy Group, Inc.
 Great Plains Energy Incorporated                              Cleco Corporation
 IDACORP, Inc.                                                 Great Plains Energy Incorporated
 MDU Resources Group, Inc.                                     IDACORP, Inc.
 NICOR Inc.                                                    MGE Energy, Inc.
 Otter Tail Corporation                                        OGE Energy Corp.
 TECO Energy, Inc.                                             Otter Tail Corporation
 The Empire District Electric Company                          The Empire District Electric Company
 The St. Joe Company                                           UIL Holdings Corporation
 Vectren Corporation                                           UniSource Energy Corporation
 Wisconsin Energy Corporation                                  Westar Energy, Inc.
 WPS Resources Corporation                                     WPS Resources Corporation


         RESTRICTED STOCK UNITS. Restricted stock units are used as a retention incentive. A restricted stock unit entitles the recipient to one share of Common Stock after a lapse of time specified in the award. Ms. Holquist received restricted stock units in 2006 that vest in three installments, with 30 percent vesting on each of the first and second anniversary of the award date and 40 percent vesting on the third anniversary of the award date. Ms. Holquist must remain employed by the Company at the time restricted stock units vest to receive the Common Stock shares.

         LONG-TERM INCENTIVE CASH AWARD. Long-term incentive cash rewards Ms. Holquist for achieving her AIP goals, and because the amount earned vests over three years, encourages her retention. Payment of the long-term incentive cash opportunity awarded to Ms. Holquist in 2006 was contingent on her achievement of her 2006 AIP strategic goals. The cash award earned is payable in three installments, with 30 percent vesting on each of the first and second anniversary of the award date, and 40 percent vesting on the third anniversary of the award date. Ms. Holquist must remain employed by the Company on the vesting dates to receive the cash payments.

BENEFITS

         The Company offers benefits, including retirement benefits, to attract and retain Named Executive Officers; retirement benefits also reward long-term service with the Company. Named Executive Officers are eligible to participate in a range of broad-based employee benefits, including vacation pay, sick pay, disability benefits, group term life insurance, an employee stock purchase plan, and both active and post-retirement medical and dental coverage. Named Executive Officers are eligible for retirement benefits under the same pension and retirement savings plans available to other eligible nonunion employees and under the Company's supplemental executive retirement plan. Retirement benefits are described in more detail below.

         TAX-QUALIFIED RETIREMENT BENEFITS. The Company provides retirement income benefits to most of its nonunion employees, including the Named Executive Officers, from two primary sources--a tax-qualified defined contribution retirement saving and stock ownership plan (RSOP) that has features of both an employee stock ownership plan and a 401(k) savings plan, and a traditional tax-qualified defined benefit pension plan (Pension Plan). Effective October 1, 2006, the Company changed its retirement benefit plans with an increased emphasis on delivering retirement benefits through the RSOP, the Company's defined contribution retirement plan. Service with the Company after September 30, 2006 will not count for calculating the retirement benefit under the Pension Plan. At the same time, annual Company contributions under the RSOP were enhanced to provide a total retirement benefit designed to be substantially similar in value.

         The Company makes contributions to the RSOP accounts of all Named Executive Officers and each may also elect to defer his or her salary and/or Results Sharing awards within RSOP and Tax Code limits. Amounts contributed by the Company under the RSOP to the Named Executive Officers are included in column (h) of the Summary Compensation Table on page 23.

         The Pension Plan will provide Named Executive Officers with a retirement income benefit based on a formula that takes into account years of service through September 30, 2006 and their final average earnings, meaning the highest consecutive 48 months of base pay and Results Sharing awards (up to Tax Code limits) in their last 15 years of service. The present value on December 31, 2006 of each Named Executive Officers' Pension Plan benefit is shown in the Pension Benefits Table on page 31. The amount received by Mr. Vizanko in 2006 in Pension Plan benefit payments is also shown in the same table. The 2006 increase in the Pension Plan benefit value for each Named Executive Officer is shown in column (g) of the Summary Compensation Table.

         SUPPLEMENTAL EXECUTIVE RETIREMENT BENEFITS. Supplemental retirement benefits are provided to the Named Executive Officers through a non-tax-qualified retirement plan called the ALLETE and Affiliated Companies Supplemental Executive Retirement Plan (SERP). Generally, the SERP is designed to provide retirement benefits to the Named Executive Officers that, in aggregate, substantially equal the benefits they would have been entitled to receive if the Tax Code did not impose limitations on the types and amounts of compensation that can be included in the benefit calculations under qualified benefit plans. The compensation generally used to calculate SERP benefits is AIP awards and the sum of annual salary and Results Sharing award amounts in excess of the compensation limits imposed on the Company's tax-qualified benefit plans.

         The SERP has three components: a supplemental pension benefit, a supplemental defined contribution benefit, and a deferral account benefit. The present value on December 31, 2006 of each Named Executive Officer's SERP pension benefit is shown in the Pension Benefits Table on page 31. The amount of SERP pension benefits received by Mr. Vizanko in 2006 is also shown in the same table. The 2006 increase in the SERP pension benefit value for each Named Executive Officer is shown in column (g) of the Summary Compensation Table on page 23. The amount of the 2006 SERP defined contribution benefit received by each Named Executive Officer is included in column (h) of the Summary Compensation Table.

         Under the SERP, each named Executive Officer can also elect to defer, on a before-tax basis, some or all of his or her salary, annual incentive award, and SERP defined contribution benefit. The aggregate amount each Named Executive Officer elected to defer under the SERP in 2006 is shown in the Non-Qualified Deferred Compensation Table on page 33. Named Executive Officers can select among different crediting rates, which generally match the investment options available under the RSOP, to "invest" deferral balances under the SERP. Prior to October 1, 2006, the SERP offered an above-market fixed eight-percent crediting rate. Above-market interest credited to Named Executive Officers under the SERP in 2006 is included in the totals shown in column (g) of the Summary Compensation Table. Effective October 1, 2006, the Compensation Committee replaced the fixed eight-percent crediting rate under the SERP with a market-based fixed-income mutual-fund crediting rate.

PERQUISITES

         The Company provides Named Executive Officers with fringe benefits, or perquisites. The 2006 fringe benefit program for all Named Executive Officers consists of a monthly car allowance ranging from $1,100 to $1,400, reimbursement of up to $1,500 annually for financial and tax planning services, and an office parking space. The Company also pays the expenses associated with travel and accommodations for Named Executive Officers' spouses who accompany the Named Executive Officers to business meetings and pays for club memberships with a primary business purpose that also entitle Named Executive Officers personal use of the facilities and services. In addition, the Company reimburses its Chief Executive Officer and Chief Financial Officer for the cost of an annual executive physical examination.

         The Compensation Committee has reviewed executive fringe benefits and determined that the perquisites provided to the Named Executive Officers are reasonable and in line with other utility and general industry companies.

EMPLOYMENT, SEVERANCE, AND CHANGE-IN-CONTROL AGREEMENTS

         The Company currently has no employment, severance, or "golden parachute" agreements with its Named Executive Officers, all of whom have long tenures with the Company. The Company has generally promoted senior executives from within its ranks and attracted strong talent with ties to the area of its operations. There are no change-in-control agreements with the Named Executive Officers other than change-in-control features in both the AIP and the LTIP, which are discussed in the section titled, "Potential Payments Upon Termination or Change in Control" starting on page 34.

                     EXECUTIVE COMPENSATION COMMITTEE REPORT

         The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon such review, the related discussions, and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in the proxy statement to be delivered to Company shareholders.


March 21, 2007

Executive Compensation Committee

Madeleine W. Ludlow, Chair
Kathleen A. Brekken
Jack I. Rajala
Nick Smith

                                                    SUMMARY COMPENSATION TABLE--2006
------------------------------------------------------------------------------------------------------------------------------------
          (a)                     (b)        (c)        (d)           (e)             (f)          (g)           (h)         (i)

                                                                                                Change in
                                                                                                 Pension
                                                                                                  Value
                                                                                                   and
                                                                                                 Nonqual-
                                                                                   Non-Equity     ified
                                                                                   Incentive     Deferred
                                                                                     Plan        Compen-       All Other
Name and                                               Stock         Option         Compen-      sation         Compen-
Principal Position               Year       Salary     Awards<F1>    Awards<F2>    sation<F3>   Earnings<F4>   sation<F5>   Total
------------------------------------------------------------------------------------------------------------------------------------
DONALD J. SHIPPAR                2006      $499,616   $198,893      $147,464        $260,893    $789,804       $130,749   $2,027,419
Chairman, President,
and Chief Executive Officer

MARK A. SCHOBER                  2006      $225,970    $41,158       $38,104        $105,626     $86,648        $56,187     $553,693
Senior Vice President and
Chief Financial Officer

LAURA A. HOLQUIST                2006      $233,508    $59,160       $13,236        $325,248     $69,678        $54,852     $755,682
President of ALLETE
Properties, LLC

CLAUDIA SCOTT WELTY              2006      $215,223    $42,228       $39,618         $87,895    $135,783        $54,911     $575,658
Senior Vice President and
Chief Administrative Officer

DEBORAH A. AMBERG                2006      $233,643    $32,209       $23,260         $94,447     $34,703        $47,268     $465,530
Senior Vice President,
General Counsel, and
Secretary

JAMES K. VIZANKO                 2006      $202,488    $43,643       $82,766         $99,067    $530,837        $60,178   $1,018,979
Retired Senior Vice
President and Chief
Financial Officer
------------------------------------------------------------------------------------------------------------------------------------

<F1> The amounts shown in column (d) relate to performance shares for all Named Executive Officers and to restricted stock units for
     Ms. Holquist. The disclosures reflect the dollar amounts the Company recognized as compensation expense for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with Statement of Financial  Accounting  Standards
     No. 123  (Revised  2004), "Share-Based  Payment"  (SFAS  123R),  but do not take into  consideration  the  effect of  estimated forfeitures.  SFAS 123R requires the Company to estimate  forfeitures when stock awards are granted and to reduce its estimated compensation  expense  accordingly.  The Summary  Compensation  Table was  prepared  assuming  none of the stock awards will be forfeited.  The assumptions  used to calculate these amounts are disclosed in Note 17 to the Company's  Consolidated  Financial
     Statements included in the Annual Report, which was filed with the SEC on February 16, 2007. The Company recognizes expense for performance  shares over the three-year performance  period of each award granted;  the cost of restricted  stock units is also spread over the three-year vesting period. Therefore,  the amount shown in column (d) for each Named Executive Officer reflects the sum of one-third of the expense  associated with each of his or her performance share awards  outstanding  as  of  December
     31, 2006; the amount shown for Ms. Holquist also includes one-third of the expense associated with her  outstanding  restricted stock unit award.
<F2> The  amounts  shown  in  column (e) reflect the dollar amounts the Company recognized  as  compensation  expense  for financial statement  reporting  purposes for the fiscal year ended December 31, 2006 in accordance with SFAS 123R, but does not take into consideration the effect of estimated  forfeitures.  SFAS 123R requires the Company to estimate  forfeitures when option awards are granted and to reduce estimated compensation expense accordingly. The Summary Compensation Table was prepared assuming none of the option  awards will be  forfeited.  The  assumptions  used to calculate  these  amounts are  disclosed in Note 17 to the
     Consolidated  Financial  Statements  included in the Company's  Annual Report.  For all Named  Executive  Officers,  except Ms.
     Holquist and Ms. Amberg who are not retirement  eligible under the Company's  retirement plans, the amount shown represents the grant-date  fair  value  of  the stock option award granted in 2006.  The amount  shown  for  Ms.  Holquist reflects the sum of one-third of the grant-date fair value of the stock option award granted to her in each of the years 2004 and 2005.  The amount shown for  Ms.  Amberg  reflects the sum of one-third of the grant-date  fair value of the stock option award granted to her in each of the years 2004, 2005, and 2006. The values shown for stock options are theoretical. The value a Named Executive Officer actually realizes will depend on the extent to which the Common  Stock's  market value exceeds  the  exercise  price  when  the stock options are exercised.

                                       23


<F3> The amounts  shown in column (f)  include  amounts  that were  earned, as well as amounts  that were earned and deferred at the election of the Named Executive Officer, pursuant to the AIP and the long-term cash award earned  by  Ms.  Holquist  under  the
     LTIP. Also included for all Named  Executive  Officers,  except  Ms. Holquist, are amounts that were earned, as well as amounts that were earned and deferred at the election of the Named Executive  Officer,  under the Results Sharing  program.  By program design, a portion of Results  Sharing  awards  were paid in the form of a Company contribution to the Named Executive Officer's
     RSOP account.
<F4> The amounts in column (g) are comprised of the following:

                                                              Aggregate Change in
                                                           Actuarial Present Value of
                                                             Accumulated Defined                  Above-Market Interest on
                                                         Benefit Pensions During Year              Deferred Compensation
                                                         ----------------------------             ------------------------

                  Donald J. Shippar                               $777,463                               $12,341
                  Mark A. Schober                                  $77,215                                $9,433
                  Laura A. Holquist                                $48,982                               $20,696
                  Claudia Scott Welty                             $126,790                                $8,993
                  Deborah A. Amberg                                $32,947                                $1,756
                  James K. Vizanko                                $503,547                               $27,290

<F5> The amounts in column (h) are comprised of the following:

                                                                          Contributions to       Amounts Earned Under the
                          Perquisites and Other          Tax               the  RSOP and          Supplemental Executive
                           Personal Benefits *     Reimbursements **    Flexible Benefit Plan       Retirement Plan
                          ---------------------    -----------------    ---------------------    ------------------------

  Donald J. Shippar            $26,514                $10,140                 $29,687                   $64,408
  Mark A. Schober              $16,262                 $1,500                 $25,759                   $12,666
  Laura A. Holquist            $13,051                   $800                 $23,922                   $17,079
  Claudia Scott Welty          $17,339                     $0                 $24,920                   $12,652
  Deborah A. Amberg            $14,669                     $0                 $23,240                    $9,359
  James K. Vizanko             $15,292                 $3,852                 $16,310                   $24,724

*   A  description  of  all  fringe  benefits,  or  perquisites,  offered  to  the  Named  Executive  Officers is  provided  in  the
    Compensation  Discussion  and Analysis on page 21.  Amounts  include:  (1) monthly car  allowances:  Mr.  Shippar--$16,728,  Mr.
    Schober--$13,546,  Ms.  Holquist--$12,940,  Ms. Welty--$13,546,  Ms.  Amberg--$13,680,  and Mr.  Vizanko--$10,366;  (2) meal and entertainment  expenses for Named Executive Officer's spouse paid by the Company:  Ms.  Welty--$2,918;  and (3) costs associated with an annual executive physical: Mr. Shippar--$6,183 and Mr. Vizanko--$3,681. The value assigned to each perquisite given to a
    Named Executive  Officer is based on the aggregate  incremental  cost to the Company  associated  with the fringe  benefit.  The amounts reflect the full, actual cost of the fringe benefit in all cases, except for spouses' travel and entertainment expenses.
    The aggregate cost to the Company for spousal travel,  meals, and  entertainment  was calculated as the full actual cost of each benefit in excess of the amount the Company would have paid had the Named Executive Officer been traveling or eating without his or her spouse.
**  The tax reimbursements  relate to imputed income from spousal travel,  executive physicals,  and/or  miscellaneous  perquisites.


                        GRANTS OF PLAN-BASED AWARDS--2006

         The following Grants of Plan-Based Awards Table shows the range of each Named Executive Officer's annual and long-term incentive award opportunities granted for the fiscal year ended December 31, 2006. The narrative following the table describes the terms of each incentive award opportunity.

------------------------------------------------------------------------------------------------------------------------------------
     (a)            (b)      (c)      (d)      (e)       (f)      (g)      (h)      (i)      (j)         (k)       (l)      (m)

                                                                                             All         All               Grant
                                                                                            Other       Other              Date
                                         Estimated Future           Estimated Future        Stock      Option              Fair
                                             Payouts                    Payouts            Awards:     Awards:   Exercise  Value
                           Date of        Under Non-Equity           Under Equity         Number of   Number of   or Base   of
                           Compen-     Incentive Plan Awards     Incentive Plan Awards      Shares   Securities  Price of  Stock
                           sation   -------------------------- --------------------------  of Stock   Underlying  Option    and
Name and           Grant  Committee                            Threshold  Target  Maximum  or Units    Options    Awards   Option
Award Type<F1>     Date    Action   Theshold  Target   Maximum    (#)      (#)      (#)      (#)        (#)<F2>   ($/sh)  Awards<F3>
------------------------------------------------------------------------------------------------------------------------------------
DONALD J. SHIPPAR
 Results Sharing        -        -   $14,960  $24,933  $74,798        -        -        -       -           -          -          -
 AIP                    -        -   $76,500 $204,000 $408,000        -        -        -       -           -          -          -
 Stock Options    2/01/06  1/24/06         -        -        -        -        -        -       -      20,256     $44.15   $147,464
 Performance
  Shares          2/01/06  1/24/06         -        -        -    2,966    5,932   11,864       -           -          -   $248,966

MARK A. SCHOBER
 Results Sharing        -        -    $6,751  $11,251  $33,753        -        -        -       -           -          -          -
 AIP                    -        -   $30,469  $81,250 $162,500        -        -        -       -           -          -          -
 Stock Options    2/01/06  1/24/06         -        -        -        -        -        -       -       5,234     $44.15    $38,104
 Performance
  Shares          2/01/06  1/24/06         -        -        -      511    1,022    2,044       -           -          -    $42,893

LAURA A. HOLQUIST
 AIP                    -        -         - $213,281        -        -        -        -       -           -          -          -
 Long-Term
  Incentive Cash        -        -   $69,000  $86,250 $103,500        -        -        -       -           -          -          -
 Restricted
  Stock Units     2/01/06  1/24/06         -        -        -        -        -        -   2,073           -          -    $85,325

ClAUDIA SCOTT
 WELTY
 Results Sharing        -        -    $6,450  $10,750  $32,250        -        -        -       -           -          -          -
 AIP                    -        -   $24,750  $66,000 $132,000        -        -        -       -           -          -          -
 Stock Options    2/01/06  1/24/06         -        -        -        -        -        -       -       5,442     $44.15    $39,618
 Performance
  Shares          2/01/06  1/24/06         -        -        -      532    1,063    2,126       -           -          -    $44,614

DEBORAH A. AMBERG
 Results Sharing        -        -    $6,993  $11,655  $34,964        -        -        -       -           -          -          -
 AIP                    -        -   $26,550  $70,800 $141,600        -        -        -       -           -          -          -
 Stock Options    2/01/06  1/24/06         -        -        -        -        -        -       -       6,004     $44.15    $43,709
 Performance
  Shares          2/01/06  1/24/06         -        -        -      586    1,172    2,344       -           -          -    $49,189

JAMES K. VIZANKO
 Results
  Sharing<F4>           -        -    $8,587  $14,311  $42,933        -        -        -       -           -          -          -
 AIP<F4>                -        -   $38,194 $101,850 $203,700        -        -        -       -           -          -          -
 Stock Options    2/01/06  1/24/06         -        -        -        -        -        -       -      11,369     $44.15    $82,766
 Performance
  Shares<F4>      2/01/06  1/24/06         -        -        -    1,110    2,220    4,440       -           -          -    $93,173
------------------------------------------------------------------------------------------------------------------------------------

<F1> Results  sharing  awards are made under the Results Sharing program. The AIP bonus is awarded under the AIP. Performance shares and stock options, and for Ms. Holquist long-term incentive cash and restricted stock units, are awarded under the LTIP.
<F2> The number  of stock  options  awarded in 2006 was calculated by dividing the dollar value of  the  Named  Executive  Officers'
     long-term  incentive  target  opportunity  allocated to stock options by the estimated $8.62 stock option value.  The estimated stock option value is the product of the $44.15  grant date Common Stock price and the 0.195  binomial  ratio as of February 1,
     2006. The binomial option valuation method is a mathematical model premised on the ability to immediately exercise and transfer the stock options,  which are not actual features of the stock options granted to the Named Executive Officers.  In addition to the option exercise price,  the following  assumptions for modeling were used to calculate the binomial value:  (i) each option remains  outstanding  for a period of seven years;  (ii)  dividend  yield of 3.28 percent  (based on the most recent  quarterly dividend paid prior to the date of grant); (iii) dividend increase of 5 percent;  (iv) stock price volatility of 0.20 (based on estimate of peer group  analysis and historic  volatility  since the 2004 spin-off of ADESA, Inc.); and (v) a risk-free rate of return of 4.61 percent (based on Treasury yields).

                                       25

<F3> The amounts shown in column (m)  were calculated in accordance with SFAS 123R, using the same assumptions used in the valuation of  compensation  expense for the Company's  Consolidated  Financial  Statements  contained in the Annual Report  including the assumptions  for estimated  forfeitures.  Neither  performance  shares nor stock options are subject to forfeiture if the Named
     Executive Officer is retirement eligible; therefore the amounts shown in column (m) for Mr. Shippar, Mr. Schober, and Ms. Welty reflect the entire  grant-date fair value of those awards for each of them. Neither Ms.  Holquist nor Ms. Amberg was retirement eligible as of December  31,  2006.  The amount  shown in column (m) for Ms.  Holquist's  restricted  stock units  reflects the reduction due to the estimated-forfeiture  assumption. The amounts shown in column (m) for Ms. Amberg's performance share award and stock option award reflect the reduction due to the  estimated-forfeiture  assumption. The values shown for stock  options, performance shares and restricted stock units are theoretical. The value a Named Executive Officer actually realizes from stock options will depend on the extent to which the Common  Stock's  market value exceeds the exercise  price when the stock options are  exercised.  The value a Named  Executive  Officer  realizes  from  performance  shares will depend on actual  Common Stock performance  relative to the peer group, and market price appreciation and dividend yield. The value Ms. Holquist realizes from restricted stock units will depend on the market price appreciation of Common Stock.
<F4> The  amounts  shown  are calculated  assuming  employment  throughout  the  applicable performance periods. Mr. Vizanko retired
     September  30,  2006.  Under the terms of the  Results  Sharing  program  and the AIP,  he  received a prorated  award equal to approximately  9/12ths of the amounts he would have earned had he been employed  through  December 31, 2006. Under the terms of the LTIP, he will receive a prorated payment of any performance  shares earned after the completion of the performance  period, plus dividend  equivalents.  The award will be prorated based on the number of elapsed whole calendar months in the performance period as of his retirement date in relation to the number of whole calendar months in the full three-year performance  period, or 9/36ths of the amounts shown in columns (g), (h), and (i).

         The Company's 2006 incentive awards for all Named Executive Officers except Ms. Holquist consisted of two annual incentive opportunities--Results Sharing and the AIP--and two long-term incentive opportunities--performance shares and stock options. Ms. Holquist's 2006 incentive opportunities consisted of the AIP, long-term incentive cash, which, when earned, will vest over a three-year period, and restricted stock units. Each incentive is discussed below. The annual incentives are presented first, followed by a description of the long-term incentives.

         RESULTS SHARING. The 2006 target-level Results Sharing financial goal was to achieve net income from continuing operations (NICO) of $74.6 million, excluding gains and losses from emerging technology investments because the Company has no plans to make additional investments in emerging technologies beyond its outstanding commitments. The 2006 Results Sharing program also had specific operational goals related to safety, customer service and reliability, and environmental protection. Results Sharing awards are adjusted downward by up to 40 percent if the operational goals are not met. The amounts shown in column
(d) in the Grants of Plan-Based Awards Table above reflect the minimum Results Sharing awards payable, which was set at 3 percent of salary, and would have resulted if the financial target had been met but no operational goals were achieved. The target Results Sharing awards shown in column (e) was set at 5 percent of salary, and would have been payable if the financial target and all operational goals were met. The amounts shown in column (f) reflect the maximum Results Sharing awards payable, which were set at 15 percent of salary, and would have been earned if the financial results had exceeded the target by 50 percent and all operational goals were met.

         The amount shown in column (f) of the Summary Compensation Table includes Results Sharing awards earned in 2006 equal to 6.5 percent of base salary for each Named Executive Officer, except Ms. Holquist who does not participate in the program. The award amount reflects results of NICO exceeding target by $2.6 million and each operational goal having been met. The Company contributes half of the Results Sharing award as Common Stock to the Named Executive Officer's RSOP account. Named Executive Officers, like all Results Sharing participants, may elect to receive the remaining portion of the award in cash or to contribute some or all of it to their RSOP account. Named Executive Officers who retire, die or become disabled during the year remain eligible to receive a Results Sharing award on a prorated basis. Subject to the Compensation Committee's discretion, Named Executive Officers who terminate employment for other reasons may be eligible for a prorated Results Sharing award.

         ANNUAL INCENTIVE PLAN (AIP). For all the Named Executive Officers, except Ms. Holquist whose 2006 AIP opportunity is discussed separately below, the following were the 2006 AIP performance goals, measures, and goal weighting:


                                                                Goal Measure
AIP Performance Goals                                      (Threshold Performance)          Goal Weighting
---------------------                                      -----------------------          --------------
Net Income from Continuing Operations (NICO),
Excluding Gains and Losses From Emerging
Technology Investments                                          $74.6 million                    37.5%

Operating Free Cash Flow (OFCF)                                 $23.9 million                    37.5%

Stategic Goals                                                Various; See below                 25.0%

         The NICO goal excludes gains and losses from emerging technology investments. Operating free cash flow (OFCF) is calculated as the sum of NICO plus depreciation and deferred tax expense, cost basis of real estate assets sold in Minnesota, changes in working capital, and capital expenditures. Strategic goals related to the Company's ability to recover certain expenses from its regulated utility customers and to obtaining regulatory approval of certain environmental initiatives and implementing those initiatives, which is discussed in Part I, Item 1 of the Annual Report. Other strategic goals related to leadership development and succession planning.

         A threshold performance level was established for each AIP performance goal and each goal's achievement was independently measured. By design, no awards are earned if both financial goal results fall below their threshold performance levels and no progress is made on the strategic goals. The amounts shown in column (d) of the Grants of Plan-Based Awards Table reflect the minimum AIP award that would be payable--ranging from 11.3 percent to 15 percent of base salary--if both financial results are at threshold and if there is no progress on strategic goals. The amounts shown in column (e) reflect the AIP target-level awards that would be payable--ranging from 30 percent to 40 percent of base salary--if NICO results exceed the threshold by 10 percent, OFCF results exceed the threshold by 24 percent, and all strategic goals are achieved. The amount shown in column (f) reflect maximum AIP awards that would be payable--ranging from 60 percent to 80 percent of base salary--if NICO results exceed the threshold by 15 percent, OFCF results exceed the threshold by 173 percent, and all strategic goals are exceeded. Actual 2006 NICO exceeded the threshold by 3.5 percent, or $2.6 million; OFCF exceeded the threshold by 44 percent, or $10.5 million; and strategic goals, overall, were met. As a result, the amounts shown in column (f) of the Summary Compensation Table include near-target AIP awards earned in 2006 ranging from 29 percent to 45 percent of base salary for the Named Executive Officers, other than Ms. Holquist.

         Ms. Holquist's 2006 AIP award opportunity was established based on a stepped percentage of ALLETE Properties' revenue from land sales (ranging from 0 percent if revenue was less than $32 million up to 0.84 percent if revenue exceeded $71 million) plus a stepped percentage of net income from real estate operations (ranging from 0 percent if net income from real estate operations was less than $14 million up to 0.35 percent if net income from real estate operations exceeded $28.3 million). Ms. Holquist could have earned from 0 percent to 120 percent of the award opportunity based on the achievement of specific goals. Her goals for 2006 were meeting net income of $21.1 million from real estate operations land sales (20% weighting) and several strategic goals (combined 80% weighting), including: completing infrastructure construction of Town Center, a property located in the city of Palm Coast, Florida, obtaining approval of a development order for Ormond Crossings, and identifying real estate acquisition opportunities, all of which are discussed in Part I, Item 1 of the Annual Report. Other strategic goals related primarily to operational improvements.

         The amount shown in column (e) of the Grants of Plan-Based Awards Table on page 25 reflects Ms. Holquist's 2006 AIP target opportunity, which would be payable if ALLETE Properties' revenue from land sales was $50.4 million, if net income from real estate operations was $21.1 million, and if Ms. Holquist achieved her strategic goals. The amount shown for Ms. Holquist in column (f) of the Summary Compensation Table on page 23 includes the AIP award she earned in 2006, which was calculated on the basis of ALLETE Properties having realized $50.2 million of revenue from land sales (after the deduction of minority interests) and having earned $22.9 million of net income from real estate operations, and the fact that, overall, Ms. Holquist exceeded her strategic goals.

         Named Executive Officers may elect to receive their AIP award in cash, or to defer some or all of it to an account under the SERP. Named Executive Officers who retire, die or become disabled during the year remain eligible to receive a prorated AIP award. Named Executive Officers who terminate employment for any other reason forfeit the AIP award.

         STOCK OPTIONS. The Named Executive Officers, except Ms. Holquist, received stock option awards in 2006 under the LTIP. The number of stock options granted to the Named Executive Officers is shown in column (k) of the Grant of Plan-Based Awards Table on page 25. Once vested, each stock option gives the Named Executive Officer the right to purchase one share of Common Stock at an exercise price. The exercise price shown in column (l) is equal to the closing share price of Common Stock on the grant date. The stock options vest in three equal installments--on the first, second, and third anniversary of the grant date, respectively. Stock options expire ten years from the grant date. The stock options vest immediately upon retirement, disability, or death and expire on the earlier of the original expiration date or three years from the accelerated vesting (in the case of retirement) or one year from the accelerated vesting (in the case of disability or death); stock options also vest immediately upon a change-in-control event, without triggering any change in the expiration date. If a Named Executive Officer terminates his or her employment for any other reason, he or she has 90 days in which to exercise vested stock options and unvested stock options are forfeited. The Company's compensation expense recorded in its Consolidated Financial Statements included in the Annual Report for stock option awards to each Named Executive Officer is reported in column (e) of the Summary Compensation Table on page 23.

         PERFORMANCE SHARES. Four performance share awards, each encompassing a different multi-year performance period, are reflected in the compensation tables. These performance share awards are summarized as follows:


                                                       Status of Performance
    Performance Period        Performance Period         Share Award as of
        Beginnning                 Ending                December 31, 2006
    ------------------        ------------------       ---------------------
      January 1, 2006          December 31, 2008        Unearned; Not Vested
      January 1, 2005          December 31, 2007        Unearned; Not Vested
      January 1, 2004          December 31, 2006        Earned; Not Vested
      January 1, 2004          December 31, 2005        Earned; Vested

         In 2006, the Named Executive Officers, except Ms. Holquist, were granted performance share awards for the three-year performance period beginning on January 1, 2006 and ending on December 31, 2008. The number of shares of Common Stock earned pursuant to the 2006 performance share awards will be based on the Company's TSR ranking relative to a 16-company peer group. A more detailed discussion of the TSR peer group is contained in the Compensation Discussion and Analysis section on page 20.

         The amounts shown in column (g) of the Grants of Plan-Based Awards Table reflect the minimum 2006 performance share award payable, set at 50 percent of the target amount shown in column (h), which will be earned if ALLETE's TSR for the three-year performance period ranks 10th among the peer group. The amounts shown in column (h) reflect the target performance share award payable if ALLETE's TSR for the three-year performance period ranks 7th among the peer group. The amount shown in column (i) reflects the maximum performance share award payable, set at 200 percent of the target amount, which will be earned if ALLETE's TSR ranks 3rd or higher among the peer group. A performance share award is earned at each ranking from 10th to first.

         Dividend equivalents accrue during the performance period and are paid in shares, but only to the extent performance goals are achieved. If earned, 100 percent of the performance shares will be paid in Common Stock after the end of the performance period. If a change-in-control event were to occur, performance share awards would immediately pay out on a prorated basis, including dividend equivalents, at the greater of the target level or the level earned based on then-current actual TSR ranking as compared to the peer group companies. The amount recorded as compensation expense for performance share awards to each Named Executive Officer in the

Company's Consolidated Financial Statements included in the Annual Report is shown in column (d) of the Summary Compensation Table on page 23.

         Performance shares awarded for both the 2006-2008 and the 2005-2007 performance periods remain unearned. The number of performance shares awarded to each Named Executive Officer in each of those periods is shown in column (h) of the Outstanding Equity Awards at Fiscal Year-End Table on page 30. An estimated market value of the unearned and unvested performance shares, assuming threshold performance in the case of the 2006-2008 performance period and target performance in the case of the 2005-2007 performance period, is shown in column
(i) of that table. The actual value, if any, to the Named Executive Officers will be determined at the end of 2007 and 2008, respectively, based on the Company's actual TSR ranking for the three-year performance period relative to the peer group.

         During the three-year performance period 2004-2006, the Company's shareholders realized a TSR of 45 percent on their investment in Common Stock, ranking the Company ninth among the peer group of 16 comparable companies. As a result, the Named Executive Officers earned a performance share payout for the 2004-2006 performance period equal to 66.7 percent of the target award. The number and value of performance shares earned for this three-year performance period are shown in column (f) and (g), respectively, of the Outstanding Equity Awards at Fiscal Year-End Table. The Common Stock earned in connection with the 2004- 2006 performance share award was paid to Named Executive Officers on February 2, 2007.

         The Named Executive Officers received a payout in 2006 associated with performance share awards for the 2004-2005 performance period. The Company's TSR during the two-year performance period was 34 percent, ranking the Company number one among its peer group and resulting in a payout that was 200 percent of target. The performance share payout for each Named Executive Officer is shown in column (d) and (e), respectively, of the Option Exercises and Stock Vested Table on page 31.

         RESTRICTED STOCK UNITS. The number of restricted stock units awarded to Ms. Holquist in 2006 is shown in column (j) of the Grants of Plan-Based Awards Table. Each restricted stock unit entitles her to receive one share of Common Stock after the time lapse specified in the award. The restricted stock units granted to Ms. Holquist in 2006 vest in three installments, with 30 percent vesting on each of the first and second anniversary of the award date and 40 percent vesting on the third anniversary of the award date. Ms. Holquist must remain employed by the Company at the time restricted stock units vest to receive the Common Stock. Ms. Holquist will receive no dividend equivalents during the vesting period. The restricted stock units would vest immediately upon retirement, disability, or death. The compensation expense recorded on the Company's Consolidated Financial Statement for the restricted stock units awarded to Ms. Holquist is included in the amount shown for her in column (d) of the Summary Compensation Table on page 23. The number of restricted stock units awarded to Ms. Holquist is shown in column (f) of the Outstanding Equity Awards at Fiscal Year-End Table, while the value of the award is shown in column (g).

         LONG-TERM INCENTIVE CASH AWARD. Payment of the long-term incentive cash opportunity awarded to Ms. Holquist in 2006 was contingent on her achievement of her 2006 AIP strategic goals. The amount shown in column (d) of the Grants of Plan-Based Awards Table in connection with Long-Term Incentive Cash reflects the minimum long-term incentive cash award payable, set at 80 percent of target, which she would earn if ALLETE Properties achieved net income from real estate operations of $21.1 million and if she made some progress toward her AIP strategic goals. The amount shown in column (e) of the Grants of Plan-Based Awards Table in connection with Long-Term Incentive Cash reflects a target-level award that would be payable if Ms. Holquist met all of her 2006 AIP financial and strategic goals. The amount shown in column (f) of the Grants of Plan-Based Awards Table on page 25 reflects the maximum award payable, set at 120 percent of target, which Ms. Holquist would earn if ALLETE Properties achieved net income from real estate operations of $21.1 million and if she exceeded her 2006 AIP strategic goals. The long-term incentive cash award earned is payable in three installments, with 30 percent vesting on each of the first and second anniversary of the award date, and 40 percent vesting on the third anniversary of the award date. Ms. Holquist must remain employed by the Company on the vesting dates to receive the cash payments. The full long-term incentive cash award actually earned by Ms. Holquist in 2006, equal to 38 percent of her base salary, is shown in column (f) of the Summary Compensation Table on page 23. The award amount was based on the fact that Ms. Holquist, overall, exceeded her 2006 AIP strategic goals.

                                      OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END--2006
------------------------------------------------------------------------------------------------------------------------------------
       (a)             (b)          (c)          (d)        (e)          (f)           (g)             (h)               (i)
                                     Option Awards                                            Stock Awards
                   ------------------------------------------------   --------------------------------------------------------------
                                                                                                      Equity             Equity
                                                                                                  Incentive Plan    Incentive Plan
                                                                                                      Awards:           Awards:
                           Number of                                   Number of                    Number of          Market or
                          Securities                                    Shares                      Unearned         Payout Value
                          Underlying                                   or Units    Market Value  Shares, Units       of Unearned
                      Unexercised Options                              of Stock    of Shares or  or Other Rights    Shares, Units
                   --------------------------   Option     Option      That Have  Units of Stock  That Have Not    or Other Rights
                   Exercisable  Unexercisable  Exercise  Expiration   Not Vested  That Have Not      Vested          That Have Not
Name                   (#)          (#)<F1>     Price       Date         (#)<F3>      Vested<F4>       (#)<F5>         Vested<F6>
------------------------------------------------------------------------------------------------------------------------------------
Donald J. Shippar     7,217             0       $29.79    1/02/2012      2,547       $118,542         7,490            $348,585
                      9,270         4,635       $37.76    2/02/2014
                      6,539        13,079       $41.35    2/01/2015
                          0        20,256       $44.15    2/01/2016

Mark A. Schober       4,413             0       $29.79    1/02/2012        656        $30,517         1,460             $67,949
                      2,207             0       $23.79    2/03/2013
                      2,386         1,193       $37.76    2/02/2014
                      1,389         2,778       $41.35    2/01/2015
                          0         5,234       $44.15    2/01/2016

Laura A. Holquist     2,472         1,236       $37.76    2/02/2014      2,752       $128,082           968             $45,051
                      1,505         3,011       $41.35    2/01/2015

Claudia Scott
  Welty               3,862             0       $27.40    1/02/2011        652        $30,341         1,518             $70,648
                      3,367             0       $29.79    1/02/2012
                      3,367             0       $23.79    2/03/2013
                      2,371         1,186       $37.76    2/02/2014
                      1,446         2,892       $41.35    2/01/2015
                          0         5,442       $44.15    2/01/2016

Deborah A. Amberg       993             0       $25.08    1/02/2008        196         $9,114         1,411             $65,667
                      1,819             0       $25.45    1/04/2009
                      2,011             0       $18.85    1/03/2010
                      1,360             0       $27.40    1/02/2011
                      1,209             0       $29.79    1/02/2012
                      1,209             0       $23.79    2/03/2013
                        713           357       $37.76    2/02/2014
                      1,183         2,366       $41.35    2/01/2015
                          0         6,004       $44.15    2/01/2016


James K. Vizanko      8,635             0       $37.76    9/30/2009<F2>  1,450        $67,483         1,565             $72,835
                     10,057             0       $41.35    9/30/2009<F2>
                     11,369             0       $44.15    9/30/2009<F2>
------------------------------------------------------------------------------------------------------------------------------------

<F1> Each option award has a ten-year term. Therefore, the grant date for each award is the date ten years prior to the  date  shown in column (e). Options vest in three equal installments on each of the first, second and third anniversaries of the grant date.
<F2> Mr. Vizanko retired on September 30, 2006. His options then unexercisable became fully vested as of his retirement date. He has three years from his retirement date in which to exercise all his outstanding options.
<F3> The amounts shown in column (f) are comprised of the following: (1) the performance shares earned for the 2004-2006 performance period,  which amount for Mr. Vizanko was prorated to reflect the 33/36ths months of the performance period during which he was employed by the Company,  and which for all Named Executive  Officers was paid in Common Stock on February 2, 2007; and (2) for
     Ms. Holquist,  2,073 restricted stock units granted to her in 2006, 30 percent of which vested on the first  anniversary of the
     February 1, 2006 grant date, 30 percent of which will vest on the second  anniversary  of the grant date,  and the remainder of which will vest on the third anniversary of the grant date.
<F4> These amounts were calculated by multiplying the number of shares and units in column (f) by  the closing price of Common Stock on December 31, 2006.
<F5> Represents the Common Stock  that would be payable for outstanding performance share awards if target performance were achieved for the performance  period 2005-2007 and if threshold  performance  were achieved for the performance  period  2006-2008.  The amounts shown for Mr. Vizanko reflect the prorated amounts for which he is eligible due to his September 30, 2006 retirement.
<F6> These amounts were calculated by multiplying the number of shares and units in column (h) by the closing price of Common Stock on December 31, 2006.

                                                 OPTION EXERCISES AND STOCK VESTED--2006
------------------------------------------------------------------------------------------------------------------------------------
        (a)                            (b)                      (c)                       (d)                           (e)
                                               Option Awards                                       Stock Awards
                              --------------------------------------------      -------------------------------------------------
                                 Number of Shares
                                   Acquired on                                     Number of Shares
                                    Exercise              Value Realized          Acquired on Vesting             Value Realized
Name                                   (#)                 on Exercise                    (#)                       on Vesting
------------------------------------------------------------------------------------------------------------------------------------
Donald J. Shippar                    10,513                  $205,787                    7,403                       $327,874
Mark A. Schober                           0                        $0                    1,906                        $84,408
Laura A. Holquist                         0                        $0                    1,974                        $87,417
Claudia Scott Welty                       0                        $0                    1,895                        $83,920
Deborah A. Amberg                         0                        $0                      569                        $25,208
James K. Vizanko                          0                        $0                    4,597                       $203,620
------------------------------------------------------------------------------------------------------------------------------------

                                                        PENSION BENEFITS--2006
------------------------------------------------------------------------------------------------------------------------------------
       (a)                             (b)                                 (c)                 (d)                      (e)
                                                                        Number of
                                                                          Years
                                                                         Credited
                                                                         Service         Present Value of       Payments During Last
Name                   Plan Name                                           (#)         Accumulated Benefit<F1>    Last Fiscal Year
------------------------------------------------------------------------------------------------------------------------------------
Donald J. Shippar      Minnesota Power and Affiliated Companies
                       Retirement Plan A                                   29.75             $796,754                       $0

                       ALLETE and Affiliated Companies
                       Supplemental Executive Retirement Plan              29.75           $1,828,803                       $0

Mark A. Schober        Minnesota Power and Affiliated Companies
                       Retirement Plan A                                   28.67             $535,775                       $0

                       ALLETE and Affiliated Companies
                       Supplemental Executive Retirement Plan              28.67             $270,316                       $0

Laura A. Holquist      Minnesota Power and Affiliated Companies
                       Retirement Plan A                                   19.58             $173,949                       $0

                       ALLETE and Affiliated Companies
                       Supplemental Executive Retirement Plan              19.58             $171,871                       $0


Claudia Scott Welty    Minnesota Power and Affiliated Companies
                       Retirement Plan A                                   27.67             $580,366                       $0

                       ALLETE and Affiliated Companies
                       Supplemental Executive Retirement Plan              27.67             $325,262                       $0

Deborah A. Amberg      Minnesota Power and Affiliated Companies
                       Retirement Plan A                                   16.08             $104,967                       $0

                       ALLETE and Affiliated Companies
                       Supplemental Executive Retirement Plan              16.08              $40,076                       $0


James K. Vizanko       Minnesota Power and Affiliated Companies
                       Retirement Plan A                                   29.00             $769,211                  $11,346

                       ALLETE and Affiliated Companies
                       Supplemental Executive Retirement Plan              29.00             $887,182                   $7,427

------------------------------------------------------------------------------------------------------------------------------------

<F1> For the Named Executive Officers, except Mr. Vizanko, the amounts shown  represent  the discounted  net present  values of  the annual annuity payments to which the Named Executive  Officers would be entitled at retirement  assuming they retire at age 62, the earliest age at which Named Executive Officers may receive unreduced pension benefits. Mr. Vizanko retired on September 30,
     2006. The amounts shown for him represent the discounted net present value of the annuity payments he is receiving. In addition to retirement age, the following assumptions were used to calculate the present value of accumulated benefits: discount rate of
     5.75  percent;  cost of living  adjustment of 2.5 percent;  and female  spouses are assumed to be three years younger than male spouses,  except for Mr.  Vizanko for whom the  calculation  took into  account his and his spouse's  actual ages.  The amounts reflect the accumulated pension benefits over the entire career of the Named Executive Officers.

         Minnesota Power and Affiliated  Companies Retirement Plan A (Retirement
Plan) is a tax-qualified defined benefit pension plan that covers the majority of our nonunion employees, including the Named Executive Officers. Pension benefits are based on the employee's years of service and the employee's final average earnings. Final average earnings covered by the Retirement Plan include the highest consecutive 48 months of salary and Results Sharing awards in the last 15 years of service. As the result of a Company-wide nonunion benefit change, Named Executive Officers have not accrued additional credited service under the Retirement Plan since September 30, 2006. The pension benefit is calculated as a life annuity using the following formula:


   [ .8%  X  years of service from July 1, 1980 ] X  final average earnings through September 30, 2006


        PLUS (for Named  Executive  Officers  hired  before  July 1,  1980)


        [ 10%   +    (1% x credited service  ]    X    final  average earnings
                      prior to July 1, 1980)


         Normal retirement age under the Retirement Plan is age 65 with at least five years of continuous service with the Company. Named Executive Officers become eligible for an unreduced early retirement benefit at age 62 if they have at least 10 years of continuous service, or at age 58 if they have at least 40 years of continuous service. Named Executive Officers are first eligible for a reduced early-retirement benefit at age 50 with at least 10 years of continuous service. Early retirement benefits are calculated by applying a 4 percent reduction factor to the benefit for each year and partial year between age 62 and the early retirement benefit commencement age. Mr. Shippar, Mr. Schober, and Ms. Welty are currently eligible to receive early retirement benefits. Ms. Holquist and Ms. Amberg have a vested Retirement Plan benefit, but are not currently eligible to receive early retirement benefits. Mr. Vizanko retired on September 30, 2006, elected the normal form of benefit, and began receiving his Retirement Plan benefit on October 31, 2006.

         Each Named Executive Officer is married. The normal form of Retirement Plan benefit payment for married participants is a life annuity with a 60 percent surviving spouse benefit. Lump sum distributions are not offered. Once pension benefit payments have commenced, the benefit adjusts in future years to reflect changes in cost of living, with a maximum adjustment of 3 percent per year.

         Both the annual earnings that may be considered in calculating benefits under the Retirement Plan and the annual benefit amount that the Retirement Plan may deliver to a Named Executive Officer are limited by the Tax Code. The SERP is designed to provide supplemental pension benefits, paid out of general Company assets, to eligible executives including the Named Executive Officers, in amounts sufficient to maintain total pension benefits upon retirement at a level which would have been provided by our Retirement Plan if benefits were not restricted by the Tax Code. The SERP plan formula is calculated as follows:


 [ .8% X years of service from July 1, 1980 ] X SERP final average earnings through retirement or termination date


        PLUS (for Named Executive Officers hired before July 1, 1980)


     [ 10%  +  (1% x credited service  ]  X   SERP final average earnings
               prior to July 1, 1980)

         The compensation generally used to calculate SERP benefits is the sum of annual salary and Results Sharing awards in excess of the Tax Code limits imposed on the Retirement Plan and AIP awards. Final average earnings for SERP are equal to the highest consecutive 48 months of this SERP compensation. The highest-consecutive-48-month salary and AIP awards can result from different periods; however, both the salary and the AIP awards must fall within the last 15 years of service.

         The normal form of payment for SERP benefits is a 15-year annuity. The optional form of payment is a life annuity. Payments commence upon retirement.

         SERP benefits are only payable if the Named Executive Officer retires after reaching age 50 with 10 years of service. In all other respects, the eligibility requirements for SERP retirement benefits and the calculation of
SERP early retirement benefits mirror the Retirement Plan eligibility requirements and early retirement benefits discussed above.

         Mr. Vizanko retired on September 30, 2006, elected to receive his SERP retirement benefit as a life annuity with a 60 percent surviving spouse benefit, and began receiving the portion of his SERP benefit related to service prior to January 1, 2005 on October 31, 2006. Beginning April 2007, Mr. Vizanko's SERP monthly benefit payment will be increased to reflect his service from January 1, 2005 through his retirement date. The 6-month delay on this portion of his SERP payment resulted from Mr. Vizanko's status as a key employee and the application of Treasury Regulation 409(A).

                                              NONQUALIFIED DEFERRED COMPENSATION--2006
------------------------------------------------------------------------------------------------------------------------------------
       (a)                                (b)                     (c)                      (d)                        (e)

                                       Executive                                                                   Aggregate
                                     Contributions        Aggregate Earnings            Aggregate                Balance as of
Name                                    in 2006<F1>             in 2006<F2>      Withdrawals/Distributions      December 31,2006
------------------------------------------------------------------------------------------------------------------------------------
Donald J. Shippar                      $279,437                 $53,970                     $0                     $1,078,684

Mark A. Schober                        $194,990                 $62,593                     $0                     $1,189,416

Laura A. Holquist                      $275,658                 $78,857                     $0                     $1,511,299

Claudia Scott Welty                    $247,267                 $48,077                     $0                       $998,884

Deborah A. Amberg                       $65,855                 $13,103                     $0                       $316,548

James K. Vizanko                       $131,321                $106,916                $34,156                     $1,474,885
------------------------------------------------------------------------------------------------------------------------------------

<F1> The amounts shown in column (b) include the following amounts of salary earned and deferred in 2006 that were  also reported in column (c) of the Summary  Compensation  Table:  Mr.  Shippar--$49,865;  Mr.  Schober--$27,002;  and Ms.  Welty--$107,501.  The
     remaining amounts shown in column (b) reflect compensation that was earned in 2005 and deferred in 2006, which, therefore,  are not reported in the 2006 Summary Compensation Table.
<F2> The amounts shown in column (c) include above-market interest earned in 2006 on  non-qualified deferral balances, which is also reported in column (g) of the Summary Compensation Table, as follows: Mr. Shippar--$12,341; Mr. Schober--$9,433; Ms. Holquist--
     $20,696; Ms. Welty--$8,993; Ms. Amberg--$1,739; and Mr. Vizanko--$27,290.

         Annually, each Named Executive Officer may elect to defer to a SERP deferral account, on a before-tax basis, some or all of his or her salary, AIP award, and SERP defined contribution benefit. Named Executive Officers can select among different crediting rates, which generally match the investment options available to all employees under the RSOP to "invest" deferral balances under the SERP. The Named Executive Officers may change their investment elections at any time. Prior to October 1, 2006, the SERP offered an above-market fixed eight-percent crediting rate. Effective October 1, 2006, the Compensation Committee replaced the fixed eight-percent crediting rate under the SERP with a market-based fixed-income mutual fund crediting rate.

         Each Named Executive Officer has elected a date when payments from her or his SERP deferral account will commence and has elected the form of benefit payment. Generally, SERP deferral account benefit payments will not begin earlier than the elected commencement date. However, the full SERP deferral account balance will be paid prior to the scheduled commencement date to any Named Executive Officer who is not eligible to retire at the time he or she terminates employment with the Company. In addition, a Named Executive Officer may request an early distribution of some or all of his or her SERP deferral account balance upon a demonstrated severe financial need, or at any time prior to the first scheduled payment date, may elect an early withdrawal of contributions made to his or her account prior to January 1, 2005 subject to a 10 percent early withdrawal penalty. A Named Executive Officer is not allowed to elect to receive an early withdrawal of amounts contributed after January 1, 2005 to his or her SERP deferral account.

         A Named Executive Officer may elect to receive his or her SERP deferral account balance in the form of either a lump sum payment or monthly installments over a 5-, 10-, or 15-year period, or a combination of both. A Named Executive Officer who retires before April 1, 2007 will receive a fixed eight-percent annual interest crediting rate on his or her deferral account balance until paid in full. A Named Executive Officer who retires on or after April 1, 2007 will receive a fixed seven-and-one-half percent annual interest crediting rate on her or his deferral account balance until paid in full.

         Prior to 1996, the Company also provided executives an opportunity to elect to defer salary and AIP awards under the Minnesota Power and Affiliated Companies Executive Investment Plan II (EIP II), a nonqualified deferred compensation plan. EIP II has been closed to new contributions since 2002. The amount shown in column (e) for Mr. Shippar, Mr. Schober, and Mr. Vizanko includes amounts deferred under the EIP II as follows: Mr. Shippar--$177,562; Mr. Schober--$80,406; and Mr. Vizanko--$218,701. The Company resets the crediting rate under the EIP II annually at 120 percent of the rolling average of the 10-year Treasury Note. The EIP II benefits become payable upon retirement in the form of monthly annuity payments over a 5-, 10-, or 15-year period as elected by the executive. Generally, EIP II benefit payments will not begin earlier than the elected commencement date. However, the Named Executive Officer may request an early distribution of some or all of his EIP II account balance upon a demonstrated severe financial need, or at any time prior to the first scheduled payment date, he may elect an early withdrawal of his account balance subject to a 10 percent early withdrawal penalty.

         Mr. Vizanko, who retired on September 30, 2006, elected to receive his SERP deferral account benefit and his EIP II benefit as a monthly annuity for 15 years. He began receiving his EIP II benefit and the portion of his SERP deferral account benefit related to elective contributions made prior to January 1, 2005 on October 31, 2006. Beginning April 2007, Mr. Vizanko's SERP deferral account monthly benefit payment will be increased to reflect payment of elective contributions made from January 1, 2005 through his retirement date. The 6-month delay on this portion of his SERP deferral account benefit payment resulted from Mr. Vizanko's status as a key employee and the application of Treasury Regulation 409(A). Commencement of his EIP II benefit was not subject to the 6-month delay.

            POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

         Upon the occurrence of a change-in-control event, awards under the AIP would be calculated as if the end of the performance year had occurred, based on the Company's performance through the change-in-control event date. AIP awards could range from zero to 200 percent of the target award opportunity depending on actual goal results. Under the LTIP, if a change-in-control event were to occur, unvested stock options would immediately vest and performance share awards would immediately pay out on a prorated basis at the target level or the level earned based on then-current actual TSR ranking as compared to the peer group companies, whichever were greater. These change-in-control features of the AIP and LTIP are designed to prevent substantial losses to Named Executive Officers if a change-in-control event were to occur. The table on the following page illustrates the value Named Executive Officers would have received solely in connection with accelerations due to change-in-control provisions of the AIP and the LTIP had a change-in-control event occurred on December 31, 2006.

                                  POTENTIAL CHANGE-IN-CONTROL VALUES
------------------------------------------------------------------------------------------------
                                       AIP<F1>                         LTIP
                                 ----------------    -------------------------------------------
                                                      Stock Options       Performance Shares<F2>
Mr. Shippar                             $0               $157,006                $232,405
Mr. Schober                             $0                $37,406                 $45,284
Ms. Holquist                            $0                $26,484                 $30,034
Ms. Welty                               $0                $38,433                 $47,114
Ms. Amberg                              $0                $29,766                 $43,763
Mr. Vizanko                      Not Applicable       Not Applicable          Not Applicable
------------------------------------------------------------------------------------------------

<F1> Because the performance period ended on December 31,  2006,  no  acceleration  of  benefits would have occurred under this scenario.
<F2> Outstanding  performance shares for the periods January  1,   2005-December  31,  2007  and
     January  1, 2006-December 31,  2008  would  be accelerated under this scenario; performance shares for the period January 1, 2004-December  31, 2006  have  been earned,  and therefore
     would not be accelerated  under this  scenario.   The   amounts  shown  assume that  target
     TSR  performance  would  be  used  to calculate each award payout.

The award values for stock options and performance shares shown above were calculated based on the closing share price on December 31, 2006.

         The LTIP also provides for immediate accelerated vesting of stock options and restricted stock units upon the retirement, disability, or death of the Named Executive Officer. Named Executive Officers are given three years from retirement, and one year from the disability or death, to exercise all outstanding stock options. The value Named Executive Officers, except Ms. Holquist, would have received solely in connection with accelerated stock option vesting triggered by a retirement, disability, or death had such event occurred on December 31, 2006 would have been the same as is shown in the table above in connection with a change-in-control event; however, because Ms. Amberg was not retirement eligible on December 31, 2006, the amount shown for her could only be triggered by disability or death. Had Ms. Holquist, who is also not retirement eligible, become disabled or died on December 31, 2006, she would have received $26,484 in connection with an accelerated stock option vesting, $32,159 in connection with an accelerated restricted stock unit vesting.

         Until September 30, 2006, the SERP provided a 40 percent tax-gross-up benefit on SERP deferral account balances upon a change-in-control event to Named Executive Officers who were not retirement eligible. This feature was eliminated effective October 1, 2006.

                      EQUITY COMPENSATION PLAN INFORMATION

         The following table sets forth the shares of Common Stock available for issuance under the Company's equity compensation plans as of December 31, 2006.

------------------------------------------------------------------------------------------------------------------------------------
                                  Number of Securities                                                 Number of Securities
                                   to be Issued Upon                 Weighted-Average                   Remaining Available
                                      Exercise of                   Exercise Price of                   for Future Issuance
                                  Outstanding Options,             Outstanding Options,                     Under Equity
Plan Category                     Warrants and Rights              Warrants and Rights                  Compensation Plans <F1>
------------------------------------------------------------------------------------------------------------------------------------
Equity Compensation                     438,351                            $37.35                            1,305,526
 Plans Approved by
 Security Holders

Equity Compensation                           0                               N/A                                    0
 Plans Not Approved
 by Security Holders
------------------------------------------------------------------------------------------------------------------------------------
Total                                   438,351                            $37.35                            1,305,526
------------------------------------------------------------------------------------------------------------------------------------

<F1> Excludes the number of securities to be issued upon exercise of outstanding options, warrants, and rights. The amount shown is comprised of: (i) 1,090,525  shares  available for issuance under the LTIP in the form of options,  rights,  restricted  stock, performance  units,  shares,  and other  grants as approved by the  Compensation  Committee  of the Board;  (ii) 94,892  shares available for issuance  under the Director  Stock Plan as payment for a portion of the annual retainer  payable to non-employee
     Directors;  and (iii) 120,109 shares available for issuance under the ALLETE and Affiliated  Companies  Employee Stock Purchase
     Plan.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board is comprised of four non-employee Directors, each of whom has been determined by the Board to be "independent" under ALLETE's Corporate Governance Guidelines, and within the meaning of the rules of both the NYSE and the SEC. The Board has also determined that each member of the Audit Committee is financially literate and that Mr. Peirce is an "audit committee financial expert" within the meaning of the rules of the SEC. The Audit Committee operates pursuant to a written charter that was amended and restated in January 2007. The current Audit Committee Charter is available on the Company's website at WWW.ALLETE.COM. The Audit Committee assists the Board's oversight of the integrity of the Company's financial reports, compliance with legal and regulatory requirements, the qualifications and independence of the independent registered public accounting firm, the audit process and internal controls. The Audit Committee reviews and recommends to the Board that the audited financial statements be included in the Annual Report.

         During 2006, the Audit Committee met and held separate discussions with members of management and the Company's independent registered public accounting firm, PricewaterhouseCoopers, regarding certain audit activities and the plans for and results of selected internal audits. The Audit Committee reviewed the quarterly financial statements. It reviewed with management and the independent registered public accounting firm the effectiveness of internal controls over financial reporting, and the Company's compliance with laws and regulations. It also reviewed the Company's process for communicating its code of business conduct and ethics. The Audit Committee approved the appointment of PricewaterhouseCoopers as the Company's independent registered public accounting firm for the year 2007, subject to shareholder ratification. The Company's independent registered public accounting firm provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee discussed with the independent registered public accounting firm, the firm's independence.

         The Audit Committee has: (i) reviewed and discussed the Company's Consolidated Financial Statements for the year ended December 31, 2006 with the Company's management and with the Company's independent registered public accounting firm; (ii) met with management to discuss all financial statements prior to their issuance and to discuss significant accounting issues; and (iii) discussed with the Company's independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), as may be modified or supplemented, which include, among other items, matters related to the conduct of the audit of the Company's financial statements. Management represented to the Audit Committee that the Company's Consolidated Financial Statements were prepared in accordance with accounting principles generally accepted in the United States of America.

         Based  on  the  above-mentioned  review  and  discussions,   the  Audit
Committee recommended to the Board that the audited financial statements be included in the Annual Report.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

         The Audit Committee has pre-approval policies and procedures related to the provision of audit and non-audit services by the independent registered public accounting firm. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by the independent registered public accounting firm and the estimated fees related to these services. During the pre-approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the independent registered public accounting firm. The services and fees must be deemed compatible with the maintenance of the independence of the independent registered public accounting firm, including compliance with the SEC's rules and regulations.

         The Audit Committee will, as necessary, consider and, if appropriate, pre-approve the provision of additional audit and non-audit services by the independent registered public accounting firm that were not encompassed by the Audit Committee's annual pre-approval and that are not prohibited by law. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve, on a case-by-case basis, these additional audit and non-audit services, provided that the Chair shall promptly report any decisions to pre-approve such services to the Audit Committee.

AUDIT AND NON-AUDIT FEES

         The following table presents fees for professional audit services rendered by PricewaterhouseCoopers for the audit of the Company's annual financial statements for the years ended December 31, 2006 and December 31, 2005, and fees billed for other services rendered by PricewaterhouseCoopers during those periods.

         All audit and non-audit services and fees for 2006 were pre-approved by the Audit Committee. We have considered and determined that the provision of the non-audit services noted below is compatible with maintaining PricewaterhouseCoopers' independence.


                                          2006                        2005
                                    ------------------------------------------
Audit Fees <F1>                       $1,298,000                  $1,550,000
Audit-Related Fees <F2>                   54,000                           0
Tax Fees <F3>                            211,000                      80,000
All Other Fees <F4>                       12,000                      10,000
                                    ------------------------------------------
Total                                 $1,575,000                  $1,640,000

<F1> Audit fees were comprised of audit work performed on the  integrated  audit of the consolidated financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits, subsidiary audits, and security offerings.
<F2> Audit-related fees in 2006 were comprised of assurance  services, including accounting consultations.
<F3> Tax fees were comprised of tax compliance  services,  including  assistance with the preparation of tax returns and claims for tax refunds, and tax consultation and planning services, including assistance with tax audits and appeals, mergers and acquisitions, and employee benefit plans, and requests for rulings or technical advice from taxing authorities. In 2006, tax compliance services totaled $173,000, and tax consulting and planning services totaled $38,000. In 2005, tax compliance services totaled $20,000, and tax consulting and planning services totaled $60,000.
<F4> Other fees were comprised of license fees and maintenance fees for internal audit work paper software and accounting research software, and fees for attendance at training sessions sponsored by PricewaterhouseCoopers.

March 21, 2007

Audit Committee

Roger D. Peirce, Chair
James J. Hoolihan
Peter J. Johnson
George L. Mayer

                    ITEM NO. 2--RATIFICATION OF APPOINTMENT OF
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         The Audit Committee of the Board recommends shareholder ratification of the appointment of PricewaterhouseCoopers as the Company's independent registered public accounting firm for the year 2007. PricewaterhouseCoopers has acted in this capacity since October 1963.

         A representative of PricewaterhouseCoopers will be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

         The Board recommends a vote "FOR" ratifying the appointment of PricewaterhouseCoopers as the Company's independent registered public accounting firm for 2007.

                                 OTHER BUSINESS

         The Board knows of no other business to be presented at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying Proxy Card to vote pursuant to the proxies in accordance with their judgment in such matters.

         All shareholders are respectfully asked to vote their proxies promptly so that the necessary vote may be present at the Annual Meeting.


SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

         All proposals from shareholders to be considered for inclusion in the proxy statement relating to the annual meeting scheduled for May 6, 2008 must be received by the Secretary of ALLETE at 30 West Superior Street, Duluth, MN 55802-2093 not later than November 22, 2007. The Company's Bylaws provide that for business to be properly brought before an annual meeting by a shareholder, the shareholder must have delivered timely notice to the Company's Secretary. To be timely, advance notice generally must be received not less than 90 days nor more than 120 days prior to the anniversary of the immediately preceding annual meeting of shareholders. Therefore, for the annual meeting scheduled for May 6, 2008, ALLETE must receive a shareholder's notice between January 8, 2007 and February 7, 2008. A shareholder's notice must also comply with informational and other requirements set forth in the Company's Bylaws. The persons to be named as proxies in the proxy cards relating to the 2008 annual meeting may have the discretion to vote their proxies in accordance with their judgment on any matter as to which ALLETE did not have notice in accordance with the advance notice process prior to February 7, 2008, without discussion of such matter in the proxy statement relating to the 2008 annual meeting.

By order of the Board of Directors,

Deborah A. Amberg

Deborah A. Amberg
Senior Vice President, General Counsel, and Secretary

March 21, 2007
Duluth, Minnesota

          "Printed with soy based inks on recycled paper containing at least 10 percent fibers from paper recycled by consumers."

                   [RECYCLE LOGO] [LOGO PRINTED WITH SOY INK]

                                 [ALLETE LOGO]
                         ANNUAL MEETING OF SHAREHOLDERS

                              TUESDAY, MAY 8, 2007
                                   10:30 A.M.

                              DULUTH ENTERTAINMENT
                               CONVENTION CENTER
                                350 HARBOR DRIVE
                                   DULUTH, MN


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                  ALLETE, INC.
   [ALLETE LOGO]  30 WEST SUPERIOR STREET                               PROXY
                  DULUTH, MINNESOTA 55802-2093
                  -----------------------------------------------------------

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 8, 2007.

   Donald J. Shippar and Deborah A. Amberg, or either of them, with power of substitution, are hereby appointed Proxies of the undersigned to vote all shares of ALLETE, Inc. stock owned by the undersigned at the Annual Meeting of Shareholders to be held in the auditorium of the Duluth Entertainment Convention Center, 350 Harbor Drive, Duluth, Minnesota, at
   10:30 a.m. on Tuesday, May 8, 2007, or any adjournments thereof, with respect to the election of Directors, ratification of the appointment of an independent registered public accounting firm, and any other matters as may properly come before the meeting.

   THIS PROXY CONFERS AUTHORITY TO VOTE EACH PROPOSAL LISTED ON THE OTHER SIDE UNLESS OTHERWISE INDICATED. In any other business is transacted at said meeting, this Proxy shall be voted in accordance with the best judgment of the Proxies. The Board of Directors recommends a vote "FOR" each of the listed proposals. This Proxy is solicited on behalf of the Board of Directors of ALLETE, Inc., and may be revoked prior to its exercise. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE. ALTERNATIVELY, AUTHORIZE THE ABOVE-NAMED PROXIES TO VOTE THE SHARES REPRESENTED ON THIS PROXY CARD BY PHONE OR ONLINE AS DESCRIBED ON THE OTHER SIDE. Shares cannot be voted unless these instructions are followed, or other specific arrangements are made to have the shares represented at the meeting. By responding promptly, you may help save the costs of additional Proxy solicitations.

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      ADDRESS CHANGES/COMMENTS:
                               -------------------------------------------

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               (If you noted any Address Changes/Comments above,
              please mark corresponding box on the reverse side.)

                      See Reverse for voting instructions.

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

[ALLETE LOGO]                           VOTE BY INTERNET - www.proxyvote.com
ATTN: SHAREHOLDER SERVICES                                 -----------------
30 WEST SUPERIOR STREET                 Use the Internet to transmit your voting
DULUTH, MN 55802-2093                   instructions and for electronic delivery
                                        of information up until 12:00 p.m. (CT) on May 7, 2007. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

                                        ELECTRONIC DELIVERY OF FUTURE
                                        SHAREHOLDER COMMUNICATIONS
                                        If you would  like to  reduce the  costs
                                        incurred  by  ALLETE,  Inc.  in  mailing
                                        proxy  materials,  you  can  consent  to
                                        receiving  all  future proxy statements,
                                        proxy    cards    and   annual   reports
                                        electronically   via   e-mail   or   the
                                        Internet.  To  sign  up  for  electronic
                                        delivery, please follow the instructions
                                        above to vote  using the  Internet  and,
                                        when  prompted, indicate that  you agree
                                        to   receive   or   access   shareholder
                                        communications electronically in future years.

                                        VOTE BY PHONE - 1-800-690-6903
                                        Use any touch-tone telephone to transmit your voting instructions up until 12:00 p.m. (CT) on May 7, 2007. Have your proxy card in hand when you call and then follow the instructions.

                                        VOTE BY MAIL
                                        Mark, sign and date  your proxy card and
                                        return it in  the postage-paid  envelope
                                        we have provided or return it to ALLETE,
                                        Inc.,  c/o   ADP,   51   Mercedes   Way,
                                        Edgewood, NY 11717.




TO VOTE, MARK BLOCKS BELOW IN                                  KEEP THIS PORTION
BLUE OR BLACK INK AS FOLLOWS:                        ALLET1    FOR YOUR RECORDS
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                                                               DETACH AND RETURN
                                                               THIS PORTION ONLY
                          THIS PROXY CARD IS VALID ONLY
                             WHEN SIGNED AND DATED.
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ALLETE, INC.
 THE BOARD OF DIRECTORS                                        [GRAPHIC OMITTED]
 RECOMMENDS A VOTE FOR
 ITEMS 1 AND 2.

 VOTE ON DIRECTORS             FOR   WITHHOLD  FOR ALL   To  withhold  authority
                               ALL     ALL     EXCEPT    to   vote    for    any
                                                         individual  nominee(s),
 1.  Election of Directors     [ ]     [ ]       [ ]     mark "For  All  Except"
     01) Brekken    06) Mayer                            and write the number(s)
     02) Eddins     07) Peirce                           of  the  nominee(s)  on
     03) Emery      08) Rajala                           the line below.
     04) Hoolihan   09) Shippar
     05) Ludlow     10) Stender
                                                         -----------------------

 VOTE ON PROPOSAL                                        FOR   AGAINST   ABSTAIN

 2. Ratification    of    the    appointment    of       [ ]      [ ]      [ ]
    PricewaterhouseCoopers    LLP   as    ALLETE's
    independent registered public accounting firm.

 THIS  PROXY WHEN  PROPERLY EXECUTED WILL BE VOTED
 AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE
 VOTED FOR ITEMS 1 AND 2.

 Please sign exactly as your name(s) appear(s) on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

       IF YOU VOTE BY PHONE OR ONLINE, PLEASE DO NOT MAIL YOUR PROXY CARD

 For address changes and/or comments, please check this     [ ]
 box and write them on the reverse side where indicated.

 Please indicate if you plan to attend this meeting.  [ ]   [ ]
                                                      YES    NO


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                                    |                                      |
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 Signature [PLEASE SIGN WITHIN BOX]  Date     Signature (Joint Owners)      Date

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


                                        April __, 2007


Dear Shareholder:

     ALLETE has not yet received your vote on issues to come before the 2007 Annual Meeting of Shareholders on May 8, 2007. Proxy materials were sent to you on or about March 21, 2007. Please take a few moments to review the Proxy materials and vote your shares using one of the three options available to you:

     1. BY MAIL - Complete the enclosed duplicate Proxy Card and return it in the self-addressed stamped envelope provided;

     2. BY TELEPHONE - Call the toll-free number listed on the Proxy Card and follow the instructions; or

     3. ONLINE - Log onto the website listed on the Proxy Card and follow the instructions.

     On behalf of the Board of Directors, we again extend to you a cordial invitation to attend ALLETE's Annual Meeting of Shareholders to be held in the auditorium of the Duluth Entertainment Convention Center, 350 Harbor Drive, Duluth, Minnesota on Tuesday, May 8, 2007 at 10:30 a.m.

     Your prompt response is appreciated.


                                        Sincerely,



                                        Deborah A. Amberg
                                        Senior Vice President, General Counsel
                                        and Secretary


Enclosures